Exhibit 10.7
                                                                    ------------






      .___________________________________________________________________

                           FIFTH AMENDED AND RESTATED


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               EAGLE VENTURES LLC



                  A MARSHALL ISLANDS LIMITED LIABILITY COMPANY



       ___________________________________________________________________


                                              Table of Contents
                                              -----------------

                                                                                                               Page
                                                                                                               ----

                             ARTICLE I DEFINED TERMS

   Section 1.1       Definitions..................................................................................1

                       ARTICLE II FORMATION OF THE COMPANY

   Section 2.1       Formation...................................................................................13
   Section 2.2       Company Name................................................................................13
   Section 2.3       The Certificate, etc........................................................................13
   Section 2.4       Term of Company.............................................................................14
   Section 2.5       Registered Agent and Office.................................................................14
   Section 2.6       Principal Place of Business.................................................................14
   Section 2.7       Qualification in Other Jurisdictions........................................................14
   Section 2.8       Fiscal Year; Taxable Year...................................................................14

                  ARTICLE III PURPOSE AND POWERS OF THE COMPANY

   Section 3.1       Purpose.....................................................................................14
   Section 3.2       Powers of the Company.......................................................................15
   Section 3.3       Certain Tax Matters.........................................................................15

                               ARTICLE IV MEMBERS

   Section 4.1       Powers of Members...........................................................................15
   Section 4.2       Units Generally.............................................................................15
   Section 4.3       Meetings of Members.........................................................................16
   Section 4.4       Business Transactions of a Member with the Company..........................................17
   Section 4.5       No Cessation of Membership upon Bankruptcy..................................................17
   Section 4.6       Confidentiality; Nonsolicitation; Non-Disparagement.........................................17
   Section 4.7       Other Business for Kelso Members and Certain Members........................................19
   Section 4.8       Additional Members..........................................................................20

                              ARTICLE V MANAGEMENT

   Section 5.1       Board.......................................................................................21
   Section 5.2       Meetings of the Board.......................................................................22
   Section 5.3       Quorum and Acts of the Board................................................................23
   Section 5.4       Electronic Communications...................................................................23
   Section 5.5       Committees of Directors.....................................................................23
   Section 5.6       Compensation of Directors...................................................................24
   Section 5.7       Resignation.................................................................................24
   Section 5.8       Removal of Directors........................................................................24
   Section 5.9       Vacancies...................................................................................24

                                              Table of Contents
                                              -----------------
                                                (continued)
                                                                                                               Page
                                                                                                               ----

   Section 5.10      Directors as Agents.........................................................................25
   Section 5.11      Subsidiaries................................................................................25

                        ARTICLE VI INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.1       Representations, Warranties and Covenants of Members........................................26
   Section 6.2       Additional Representations and Warranties of Management Members, Outside Investor
                     Members and Other Investor Members..........................................................27
   Section 6.3       Additional Representations and Warranties of Kelso Members..................................28
   Section 6.4       Additional Representations and Warranties of Zoullas, the Management Members and the
                     Outside Investor Members....................................................................29
   Section 6.5       Certain Members.............................................................................29

               ARTICLE VII CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

   Section 7.1       Capital Accounts............................................................................29
   Section 7.2       Adjustments.................................................................................30
   Section 7.3       Initial Capital Contributions; Initial SMI Funds Advance....................................30
   Section 7.4       Additional Capital Contributions by Kelso...................................................30
   Section 7.5       Additional Capital Contributions............................................................31
   Section 7.6       Negative Capital Accounts...................................................................32

                               ARTICLE VIII POINTS

   Section 8.1       Points......................................................................................32
   Section 8.2       Ex-Management Members.......................................................................33
   Section 8.3       Allocation of Points to Management Members upon Termination of Employment...................34
   Section 8.4       Nontransferability of Awards................................................................36
   Section 8.5       Amendment to the Points Plan................................................................37

                             ARTICLE IX ALLOCATIONS

   Section 9.1       Book Allocations of Net Profit and Net Loss.................................................37
   Section 9.2       Special Book Allocations....................................................................37
   Section 9.3       Tax Allocations.............................................................................38

                             ARTICLE X DISTRIBUTIONS

   Section 10.1      Explanation of Terms........................................................................39
   Section 10.2      Distributions Generally.....................................................................41
   Section 10.3      Distributions In Kind.......................................................................43
   Section 10.4      No Withdrawal of Capital....................................................................44
   Section 10.5      Withholding.................................................................................44

                                              Table of Contents
                                              -----------------
                                                (continued)
                                                                                                               Page
                                                                                                               ----


   Section 10.6      Restricted Distributions....................................................................45
   Section 10.7      Tax Distributions...........................................................................45
   Section 10.8      Eagle Bulk Shipping Advances................................................................45
   Section 10.9      Benchmarked Points - Catch Up Payment.......................................................45

                          ARTICLE XI BOOKS AND RECORDS

   Section 11.1      Books, Records and Financial Statements.....................................................46
   Section 11.2      Filings of Returns and Other Writings; Tax Matters Partner..................................47
   Section 11.3      Accounting Method...........................................................................47
   Section 11.4      Appraisal...................................................................................48

                            ARTICLE XII LIABILITY, EXCULPATION AND INDEMNIFICATION

   Section 12.1      Liability...................................................................................48
   Section 12.2      Exculpation.................................................................................48
   Section 12.3      Fiduciary Duty..............................................................................48
   Section 12.4      Indemnification.............................................................................48
   Section 12.5      Expenses....................................................................................49
   Section 12.6      Severability................................................................................49

                       ARTICLE XIII TRANSFERS OF INTERESTS

   Section 13.1      Restrictions on Transfers of Interests or Special Membership Interests by Management
                     Members, Outside Investor Members and Other Investor Members................................49
   Section 13.2      Estate Planning Transfers; Transfers upon Death of a Management Member, Outside Investor
                     Members or Other Investor Members...........................................................50
   Section 13.3      Effect of Assignment........................................................................50
   Section 13.4      Overriding Provisions.......................................................................51
   Section 13.5      Put Rights with respect to Interests and Special Membership Interests Owned by Zoullas
                     and the Outside Investor Members............................................................51
   Section 13.6      Involuntary Transfers.......................................................................53
   Section 13.7      Assignment by the Company...................................................................54
   Section 13.8      Substitute Members..........................................................................54
   Section 13.9      Release of Liability........................................................................55
   Section 13.10     Tag-Along and Drag-Along Rights; Initial Members Participation Rights.......................55
   Section 13.11     Initial Public Offering.....................................................................58
   Section 13.12     Right of First Offer........................................................................58

              ARTICLE XIV DISSOLUTION, LIQUIDATION AND TERMINATION

   Section 14.1      Dissolving Events...........................................................................59
   Section 14.2      Dissolution and Winding-Up..................................................................59

                                              Table of Contents
                                              -----------------
                                                (continued)
                                                                                                               Page
                                                                                                               ----

   Section 14.3      Distributions in Cash or in Kind............................................................60
   Section 14.4      Termination.................................................................................61
   Section 14.5      Claims of the Members.......................................................................61

                            ARTICLE XV MISCELLANEOUS

   Section 15.1      Notices.....................................................................................61
   Section 15.2      Securities Act Matters......................................................................62
   Section 15.3      Headings; Interpretation....................................................................62
   Section 15.4      Entire Agreement............................................................................62
   Section 15.5      Counterparts................................................................................62
   Section 15.6      Governing Law; Attorneys' Fees; Forum; Jurisdiction; Service of Process.....................63
   Section 15.7      Waiver of Jury Trial........................................................................63
   Section 15.8      Waiver of Partition.........................................................................63
   Section 15.9      Severability................................................................................63
   Section 15.10     Further Actions.............................................................................63
   Section 15.11     Amendments..................................................................................64
   Section 15.12     Outside Investor Members Representative; Power of Attorney..................................64
   Section 15.13     Power of Attorney...........................................................................65
   Section 15.14     Fees and Expenses...........................................................................66


EXHIBITS

Exhibit A         Joinder Agreement


SCHEDULES

Schedule A        Initial Capital Commitments by Kelso Members, Management
                  Members, Outside Investor Members and Other Investor Members

Schedule B        Management Points

Schedule C        Initial Directors

Schedule D        Post IPO Performance Percentages - Definitions

Schedule E        Special Membership Interests

Schedule F        Vested IPO Percentages for Management Members

Schedule 10.9     Benchmarked Points

Schedule 10.10    Fifth Amended Catch Up Payments

                           FIFTH AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


         This Fifth Amended and Restated Limited Liability Company Agreement of Eagle Ventures LLC, a Marshall Islands limited liability company (the "Company"), is made as of November [ ], 2006 by and among the individuals or entities listed under the heading "Kelso Members" on Schedule A hereto (each a "Kelso Member" and collectively, the "Kelso Members"), Sophocles Zoullas ("Zoullas"), Edward H. James ("James"), Claude Thouret ("Thouret"), Alan Ginsberg ("Ginsberg"), Sunil Damodar ("Damodar"), Intercontinental Shipping and Trading Corp. ("IST"), Maria Zoullas ("Maria"), George S. Kaufman ("Kaufman"), Jeffrey S. Nordhaus ("Nordhaus"), David Hiley ("Hiley"), and Magnetite Asset Investors III L.L.C. ("Magnetite," and, together with the Kelso Members, Zoullas, James, Thouret, Ginsberg, IST, Maria, Kaufman, Nordhaus and Hiley, the "Initial Members") and such other Persons as may become Members of the Company after the date hereof in accordance with Section 4.8 of this Agreement. Zoullas, James, Thouret, Ginsberg and Damodar and such other employees of the Company or any Subsidiary of the Company as shall become members of the Company after the date hereof are referred to as the "Management Members." IST, Maria, Kaufman and Nordhaus are collectively referred to as the "Outside Investor Members." Hiley and Magnetite are collectively referred to as the "Other Investor Members." The Kelso Members, Management Members, Outside Investor Members and Other Investor Members are collectively referred to herein as the "Members."

                                   ARTICLE I

                                  DEFINED TERMS

         Section 1.1   Definitions.

         "Accounting Period" means, for the first Accounting Period, the period commencing on the day after the Initial Capital Contribution Date and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.

         "Additional Capital Contribution Event" has the meaning set forth in
Section 7.4(a) of this Agreement.

         "Additional Member" has the meaning set forth in Section 4.8(a) of this Agreement.

         "Adjusted Aggregate Post IPO Performance Percentage" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Adjusted Carry Percentage" means, with respect to any Management Member, the product of (x) such Management Member's Carry Percentage multiplied by (y) the Carry Adjustment Factor.

         "Adjusted Total Vested IPO Percentage" has the meaning set forth in
Section 10.1(a)(iii) of this Agreement.

         "Adjusted Total Vested Service Percentage" shall have the meaning set forth in Section 10.1(a)(i) of this Agreement.

         "Adjustment Date" means the last day of each fiscal year of the Company or any other date determined by the Board, in its sole discretion, as appropriate for an interim closing of the Company's books.

         "Affiliate" means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, that, for purposes of this Agreement, the Company shall not be considered an Affiliate of any Kelso Member or any affiliate or portfolio company of any Kelso Member.

         "Aggregate Benchmark Withholdings" has the meaning set forth in Section
10.9 of this Agreement.

         "Aggregate Investment" has the meaning set forth in Section 10.2(c) of this Agreement.

         "Aggregate Post IPO Performance Percentage" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Aggregate Retainable Service Points" has the meaning set forth in
Section 8.3(d) of this Agreement.

         "Agreement" means this Limited Liability Company Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

         "Appraisal" has the meaning set forth in Section 11.4 of this Agreement.

         "Appraisal Date" has the meaning set forth in Section 11.4 of this Agreement.

         "Appraiser" has the meaning set forth in Section 11.4 of this Agreement.

         "Benchmark Amount" has the meaning set forth in Section 10.1(b) of this Agreement.

         "Board" has the meaning set forth in Section 5.1(a) of this Agreement.

         "Bulk Advance" has the meaning set forth in Section 10.8 of this Agreement.

         "Capital Account" has the meaning set forth in Section 7.1 of this Agreement.

         "Capital Contribution" means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member. For the avoidance of doubt, Special Membership Interest Funds shall not be considered Capital Contributions.

         "Carry Adjustment Factor" means a fraction, the numerator of which is $125,000,000, and the denominator of which is the aggregate value of all Capital Contributions and advances of Special Membership Interest Aggregate Funds made to the Company since January 31, 2005 (other than Capital Contributions or advances of Special Membership Interest Funds not made to the Company for good faith bona fide Company purposes); provided that in no event shall the Carry Adjustment Factor be more than 1.

          "Carry Percentage" has the meaning set forth in Section 10.1 of this Agreement.

         "Carrying Value" means with respect to any Interest of any Management Member, Outside Investor Member or Other Investor Member purchased by the Company, the value equal to the Capital Contribution made by the selling Management Member, Outside Investor Member or Other Investor Member in respect of any such Interest plus simple interest at a rate per annum equal to 6%, which shall be deemed to be the carrying cost, from the date of such Capital Contribution by such Management Member, Outside Investor Member or Other Investor Member through the date of such purchase by the Company, less the amount of distributions made in respect of such Interest (to the extent the amount of such distributions does not exceed simple interest).

         "Catch Up Payment" has the meaning set forth in Section 10.9 of this Agreement.

         "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company pursuant to the Marshall Islands Act with the Republic of the Marshall Islands Registrar of Corporations.

         "Code" means the U.S Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the recitals to this Agreement.

         "Compensation Committee" has the meaning set forth in Section 5.5 of this Agreement.

         "Confidential Information" has the meaning set forth in Section 4.6(a) of this Agreement.

         "Covered Person" means a current or former Member or Director, an Affiliate of a current or former Member or Director, any officer, director, shareholder, partner, member, employee, representative or agent of a current or former Member or Director or any of their respective Affiliates, or any current or former officer, employee or agent of the Company or any of its Affiliates.

         "Deficit" has the meaning set forth in Section 9.2(a) of this Agreement.

         "Director" has the meaning set forth in Section 5.1(a) of this Agreement.

         "Disability" means with respect to a Management Member, the termination of the employment of any Management Member by the Company or any Subsidiary of the Company that employs such individual (or by the Company on behalf of any such Subsidiary) as a result of such Management Member's incapacity due to reasonably documented physical or mental illness that shall have prevented such Management Member from performing his or her duties for the Company on a full-time basis for more than six months and within 30 days after written notice has been given to such Management Member, such Management Member shall not have returned to the full time performance of his or her duties, in which case the date of termination shall be deemed to be the last day of the aforementioned 30-day period, provided that in the case of any Management Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any of its Subsidiaries, "Disability" shall have the meaning, if any, specified in such agreement.

         "Distributable Amounts" has the meaning set forth in Section 10.2 of this Agreement.

         "Drag-Along Rights" has the meaning set forth in Section 13.10(b) of this Agreement.

         "Eagle Shipping" means Eagle Shipping International (USA) LLC, a Marshall Islands Limited Liability Company.

         "Economic Interest" means a Member's or Ex-Management Member's share of the profits and losses of the Company and such Member's or Ex-Management Member's right to receive distributions of the Company's assets, but shall not include the right to vote on or participate in any decision or action of or by the Members or any right to receive information concerning the business and affairs of the Company.

         "Ex-Management Member" has the meaning set forth in Section 8.2 of this Agreement.

         "Exit Event" shall mean a transaction or series of transactions (other than an Initial Public Offering):

         (a) involving the sale, transfer or other disposition by the Kelso Members to one or more Persons that are not, immediately prior to such sale, Affiliates of the Company or any Kelso Member, of all or substantially all of both the Interests and Special Membership Interests of the Company beneficially owned by the Kelso Members as of the date of such transaction; or

         (b) involving the sale, Transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, Transfer or other disposition, Affiliates of the Company or any Kelso Member.

         "Fair Market Value" means, as of any date,

         (a) for purposes of determining the value of any property contributed to or distributed by the Company, (i) in the case of publicly-traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the five trading-day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined in good faith by the Board, or

         (b) for purposes of determining the value of any Member's Interest or Special Membership Interest in connection with Section 13.5 ("Put Rights"), Section 13.6 ("Involuntary Transfers") or for other purposes contemplated in this Agreement, (i) the fair market value of such Interest as reflected in the most recent Appraisal without additional premiums for control or discounts for minority interests or restrictions on transfer or (ii) in the event no such Appraisal exists with respect thereto or the Appraisal Date is more than one year prior to the date of determination or the Board otherwise determines in good faith that the use of such Appraisal is inappropriate, the fair market value of such Interest or Special Membership Interest, as applicable, as determined in good faith by the Board;

              provided that, in the event fair market value is to be determined by the Board hereunder and such determination is disputed in good faith on reasonable grounds by a majority of the Members directly affected by such determination, then fair market value shall be finally determined by arbitration in New York City in accordance with the commercial rules of the American Arbitration Association, and any such determination by the arbitration panel shall be final and binding (the expenses of such arbitration to be borne equally by the Company, on the one hand, and the affected disputing Members, on the other hand).

         "Financing Documents" has the meaning set forth in Section 13.5(b) of this Agreement.

         "Fifth LLC Effective Date" means the date of the Company's Fifth Amended and Restated Limited Liability Company Agreement.

         "Ginsberg" has the meaning set forth in the recitals to this Agreement.

         "Hiley" has the meaning set forth in the recitals to this Agreement.

         "Initial Capital Commitment" means, with respect to any Member, the amount as set forth opposite the name of such Member on Schedule A hereto under the heading "Initial Capital Commitment."

         "Initial Capital Contribution" means, for any Member, the amount of cash and the Fair Market Value of any property contributed to the Company by such Member on or prior to the Initial Capital Contribution Date.

         "Initial Capital Contribution Date" shall mean May 11, 2005.

         "Initial SMI Funds Advance" means, for any Member, the amount of Special Membership Interest Funds advanced to the Company by such Member on or prior to the Initial Capital Contribution Date.

         "Initial Members" has the meaning set forth in the recitals to this Agreement.

         "Initial Public Offering" or "IPO" means the first underwritten public offering of the common stock of a Subsidiary of the Company to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding shares of common stock of such Subsidiary of the Company on a fully diluted basis or (ii) shares of such Subsidiary of the Company that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.

         "Interest" means a Member's limited liability interest in the Company (other than any Special Membership Interest), including such Member's Economic Interest, the right, if any, to vote on or participate in any decision or action of or by the Members (as such voting rights are represented by such Member's Units) and the right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or as otherwise required by the Marshall Islands Act.

         "Interest Priority Payments" means an aggregate amount equal to $101,370.28

         "Involuntary Transfer" has the meaning set forth in Section 13.6 of this Agreement.

         "Involuntary Transferee" has the meaning set forth in Section 13.6 of this Agreement.

         "IST" has the meaning set forth in the recitals to this Agreement.

         "James" has the meaning set forth in the recitals to this Agreement.

         "Kaufman" has the meaning set forth in the recitals to this Agreement.

         "Kelso" means KIA VII together with KEP VI.

         "Kelso Investment Multiple" has the meaning set forth on Schedule D to this Agreement.

         "Kelso IRR" has the meaning set forth on Schedule D to this Agreement.

         "Kelso Member" has the meaning set forth in the recitals to this Agreement.

         "Kelso Restriction Period" has the meaning set forth in Section 13.10(b) of this Agreement.

         "Kelso Threshold Date" shall be deemed to occur at such time as the Kelso Total Invested Capital has reached and amount equal to $126,681,771.

         "Kelso Total Invested Capital" means the aggregate amount of all Capital Contributions and advances of Special Membership Interest Aggregate Funds by the Kelso Members.

         "KEP VI" means KEP VI, LLC, a Delaware limited liability company.

         "KIA VII" means Kelso Investment Associates VII, L.P., a Delaware limited partnership.

         "Management Member" has the meaning set forth in the recitals to this Agreement. A Management Member shall be deemed not to be a "manager" within the meaning of the Marshall Islands Act (except to the extent Section 5.1(b)(i) of this Agreement applies).

         "Majority in Interest" means the holders of a majority of the Units held by Members having the right to vote at a meeting of the Members.

         "Magnetite" has the meaning set forth in the recitals to this Agreement.

         "Maria" has the meaning set forth in the recitals to this Agreement.

         "Marshall Islands Act" means the Marshall Islands Limited Liability Company Act of 1996 (SS.22.1 et seq of the Republic of the Marshall Islands Associations Law), as the same may be amended from time to time.

         "Maximum Amount" has the meaning set forth in Section 13.5(c) of this Agreement.

         "Member" has the meaning set forth in the recitals to this Agreement and includes any Person admitted as an additional or substitute Member of the Company pursuant to this Agreement.

         "Net Profits" and "Net Losses" means, with respect to any Accounting Period, net income or net loss of the Company for such Accounting Period, determined in accordance with ss. 703(a) of the Code, including any items that are separately stated for purposes of ss. 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:

         (a) any income of the Company that is exempt from United States federal income tax shall be included as income;

         (b) any expenditures of the Company described in ss. 705(a)(2)(B) of the Code or treated as expenditures pursuant to ss. 1.704-1(b)(2)(iv)(i) of the Treasury Regulations shall be treated as current expenses;

         (c) any items of income, gain, loss or deduction specially allocated pursuant to this Agreement, including pursuant to Section 9.2, shall be excluded from the determination of Net Profit and Net Loss; and

         (d) treating as an item of gain (loss) the excess (deficit), if any, of the gross fair market value of property distributed in such Accounting Period over (under) the amount at which such property was carried on the books of the Company.

         "Nordhaus" has the meaning set forth in the recitals to this Agreement.

         "Other Investor Members" has the meaning set forth in the recitals to this Agreement.

         "Outside Investor Members" has the meaning set forth in the recitals to this Agreement.

         "Partnership Minimum Gain" shall have the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

         "Performance Factor" has the meaning set forth on Schedule D to this Agreement.

         "Performance Percentage" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Performance Points" has the meaning set forth in Section 8.1(a) of this Agreement.

         "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "Points" has the meaning set forth in Section 8.1(a) of this Agreement.

         "Post IPO Awarded Performance Points" has the meaning set forth in
Section 10.1(a)(ii) of this Agreement.

         "Post IPO Performance Percentage" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Post IPO Remaining Percentage" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Put Notice" has the meaning set forth in Section 13.5(a) of this Agreement.

         "Put Rights" has the meaning set forth in Section 13.5(a) of this Agreement.

         "Retainable Service Points" has the meaning set forth in Section 8.3(d) of this Agreement.

         "Resignation for Good Reason" means a voluntary termination of a Member's employment with the Company or any Subsidiary of the Company that employs such individual by such Member of his employment with the Company or any such Subsidiary as a result of either of the following:

         (a) without the Member's prior written consent, a significant reduction by the Company or any such Subsidiary of his or her current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Member is a member (after receipt by the Company of written notice from such Member and a 20-day cure period); or

         (b) the taking of any action by the Company or any such Subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company's or such Subsidiary's accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of his or her execution of this Agreement, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Member is a member, (iii) generally applicable to all beneficiaries of such plans (after receipt by the Company of written notice and a 20-day cure period) or (iv) in accordance with the terms of any such plan.

or, if such Member is a party to a services, severance or employment agreement with the Company or a Subsidiary of the Company, the meaning as set forth in such services or employment agreement.

         "Restriction Period" means, with respect to any Management Member, a period commencing on the date hereof and ending on the later of (i) the date on which a Management Member or any transferee thereof permitted under Section 13.2 hereof, directly or indirectly, no longer retains any equity interest in the Company and (ii) the termination of any severance payable pursuant to any employment, termination or severance agreement, if any, entered into between such Management Member and the Company or any Subsidiary of the Company.

         "Retirement" means the termination of a Member's employment on or after the date the Member attains age 65. Notwithstanding the foregoing, (i) with respect to any Member who is a party to a services or employment agreement with the Company or a Subsidiary of the Company, "Retirement" shall have the meaning, if any, specified in such Member's services, severance or employment agreement and (ii) in the event a Member whose employment with the Company or a Subsidiary of the Company terminates due to Retirement continues to serve as a Director of or a consultant to the Company or a Subsidiary of the Company, such participant's employment with the Company or a Subsidiary of the Company shall not be deemed to have terminated for purposes of Sections 8.3 and 13.5, until the date as of which such Member's services as a Director of or consultant to the Company or a Subsidiary of the Company shall have also terminated, at which time the Member shall be deemed to have terminated employment due to retirement.

         "ROFO" has the meaning set forth in Section 13.12(a) of this Agreement.

         "ROFO Notice" has the meaning set forth in Section 13.12(a) of this Agreement.

         "Rule 144" has the meaning set forth in Section 6.1(b) of this Agreement.

         "Securities Act" means the Securities Act of 1933 as amended from time to time.

         "Service Percentage" has the meaning set forth in Section 10.1(a)(i) of this Agreement.

         "Service Points" has the meaning set forth in Section 8.1(a) of this Agreement.

         "Ship Sale" has the meaning set forth in Section 13.12(a) of this Agreement.

         "Special Interest Payment" has the meaning set forth in Section 10.8 of this Agreement.

         "Special Membership Interest" means, with respect to any Member, the special debt membership interest in the Company issued to such Member in the amount set forth on Schedule E, as such schedule may be amended from time to time (including to account for any reduction in the Special Membership Interest by virtue of Section 10.8).

         "Special Membership Interest Aggregate Funds" means, with respect to any Member, aggregate Special Membership Interest Funds advanced by such Member in respect of all Special Membership Interests (whether or not currently outstanding) issued to such Member.

         "Special Membership Interest Funds" means, with respect to any particular advance by a Member, cash funds advanced by a Member to the Company in exchange for Special Membership Interests.

         "Stub Performance Percentage Allocation" has the meaning set forth in
Section 10.1(a)(ii) of this Agreement.

         "Subject Members" means the Management Members, Outside Investor Members and any Additional Members.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (a) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture of other legal entity; or (b) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

         "Subsidiary Board" has the meaning set forth in Section 5.11(a) of this Agreement.

         "Tag-Along Rights" has the meaning set forth in Section 13.10(a) of this Agreement.

         "Tax Matters Partner" has the meaning set forth in Section 11.2(b) of this Agreement.

         "Termination for Cause" means a termination of a Member's employment by the Company or any Subsidiary of the Company that employs such individual (or by the Company on behalf of any such Subsidiary), provided that any of the events described below that give rise to such termination shall not have been cured within 30 days after a Member receives written notice of termination from the Company, due to such Member's (i) refusal or neglect to perform substantially his or her employment-related duties, (ii) dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of, or entering a plea of guilty or no lo contedere to, a crime constituting a felony or his or her willful violation of any law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or its reputation or the ability of the Member to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Management Member) or (iv) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary, provided that, in the case of any Member who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or a Subsidiary of the Company, "Termination for Cause" shall have the meaning, if any, specified in such agreement.

         "Third Party" shall mean, in respect of any Transfer, one or more Persons other than the Company, any Member or any of their respective Affiliates.

         "Thouret" has the meaning set forth in the recitals to this Agreement.

         "Total Available Post IPO Remaining Performance Percentage" has the meaning set forth on Schedule D to this Agreement.

         "Total Performance Pool Points" has the meaning set forth in Section 10.1(a)(ii) of this Agreement.

         "Total Service Percentage" shall have the meaning set forth in Section 10.1(a)(i) of this Agreement.

         "Total Service Pool Points" shall have the meaning set forth in Section 10.1(a)(i) of this Agreement.

         "Total Stub Performance Percentage" has the meaning set forth on Schedule D to this Agreement.

         "Total Vested IPO Percentage" has the meaning set forth in Section 10.1(a)(iii) of this Agreement.

         "Transfer" means to directly or indirectly transfer, sell, pledge, hypothecate or otherwise dispose of.

         "Transferor Member" has the meaning set forth in Section 13.10(d).

         "Treasury Regulations" means the Regulations of the Treasury Department of the United States issued pursuant to the Code.

         "Trigger Achieving Balance" has the meaning set forth in Section 10.2(b) of this Agreement.

         "Trigger Multiple" means the Kelso Investment Multiple set forth on
Schedule 10.9.

         "Unallocated Points" has the meaning set forth in Section 8.1(a) of this Agreement.

         "Units" has the meaning set forth in Section 4.2 of this Agreement.

         "Unreturned Benchmark Withholdings" shall have the meaning set forth in
Section 10.9 of this Agreement.

         "Unreturned Capital" means, with respect to any Member on any date of determination, an amount equal to the excess, if any, of (x) the aggregate amount of Capital Contributions made by such Member on or after the date of this Agreement over (y) the aggregate amount of distributions made by the Company on or after the date of this Agreement that constitute a return of the Capital Contributions of such Member pursuant to Section 10.2.

         "Vested IPO Percentage" has the meaning set forth in Section 10.1(a)(iii) of this Agreement.

         "Vesting Service Catch Up Payments" means an aggregate amount equal to $741,276.84.

         "Zoullas" has the meaning set forth in the recitals to this Agreement.



                                   ARTICLE II

                            FORMATION OF THE COMPANY

         Section 2.1 Formation. The Company was formed upon the filing of the Certificate pursuant to the Marshall Islands Act with the Republic of the Marshall Islands Registrar of Corporations on January 27, 2005.

         Section 2.2 Company Name. The name of the Company shall be Eagle Ventures LLC. The business of the Company may be conducted under such other names as the Board may from time to time designate, provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.

         Section 2.3 The Certificate, etc. Derick W. Betts, Jr. is hereby designated as an authorized person within the meaning of the Marshall Islands Act and shall be authorized to execute, deliver and file (or direct the execution, delivery and filing of) any necessary amendments to the Certificate with the Republic of the Marshall Islands Registrar of Corporations. Each Director is hereby authorized to execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the Marshall Islands and any other jurisdiction in which the Company may own property or conduct business.

         Section 2.4 Term of Company. The term of the Company commenced on the date of the initial filing of the Certificate with the Republic of the Marshall Islands Registrar of Corporations. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XIV. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Marshall Islands Act.

         Section 2.5 Registered Agent and Office. The Company's registered agent in the Marshall Islands shall be The Trust Company of the Marshall Islands, Inc., and office of such registered agent shall be Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro,

Marshall Islands MH 96960. The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Marshall Islands Act and any other applicable laws.

         Section 2.6 Principal Place of Business. The principal place of business of the Company shall be located at 29 Broadway, New York, New York 10006. The location of the Company's principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Marshall Islands Act and any other applicable laws.

         Section 2.7 Qualification in Other Jurisdictions. Any authorized Person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         Section 2.8 Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes shall end on December 31. The taxable year of the Company for federal, state and local income tax purposes shall end on December 31.

                                  ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

         Section 3.1 Purpose. The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Marshall Islands Act and engaging in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.

         Section 3.2 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 3.1.

         Section 3.3 Certain Tax Matters. The Members agree that, pursuant to Treasury Regulation Section 301.7701-3, the Company shall elect to be classified as a partnership for U.S. federal income tax purposes and under all corresponding provisions of state or local income tax law and that Zoullas is hereby authorized, in the name of and on behalf of the Company and each of the Members, to sign and file with the U.S. Internal Revenue Service an Entity Classification Election (IRS Form 8832) electing to have the Company classified as a partnership for U.S. federal income tax purposes retroactive to the date of formation of the Company, and any such action heretofore taken by Zoullas is hereby ratified, confirmed and approved in all respects. The Company and the Board shall not permit the registration or listing of interests in the

Company on an "established securities market," as such term is used in Treasury Regulations section 1.7704-1.

                                   ARTICLE IV

                                     MEMBERS

         Section 4.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (i) this Agreement shall expressly provide therefor, (ii) such approval or consent shall be required by non-waivable provisions of the Marshall Islands Act or (iii) the Board shall determine that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company.

         Section 4.2 Units Generally. The right of a Member to vote in its capacity as a member of the Company shall be represented by membership units (the "Units"). Unless otherwise determined by the Board, each Member shall receive one Unit for each dollar of such Member's Capital Contribution. The number of Units of each Member shall be set forth on Schedule A. Notwithstanding anything to the contrary, Special Membership Interests shall not have voting rights.

         Section 4.3 Meetings of Members.

         (a) Meetings; Notice of Meetings. Meetings of the Members, including any special meeting, may be called by (i) the Board from time to time, (ii) any Member, or Members, holding 25% or more of the Units or (iii) Zoullas so long as he is Chief Executive Officer of Eagle Shipping and a Member of the Company. Notice of any such meeting shall be given to all Members not less than three nor more than 30 business days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted. Meetings shall be held at the location at the date and hour set forth in the notice of the meeting.

         (b) Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         (c) Quorum. Except as otherwise required by law or by the Certificate, the presence in person or by proxy of the holders of record of a Majority in Interest shall constitute a quorum for the transaction of business at such meeting.

         (d) Voting. If the Board has fixed a record date, every holder of record of Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each such Unit outstanding in such Member's name at the close of business on such record date. If no record date has been so fixed, then every holder of record of such Units entitled to vote at a meeting of Members shall be entitled to one vote for each Unit outstanding in his name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by applicable law, the Certificate or this Agreement, the vote of a majority of the Units represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

         (e) Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member's attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

         (f) Organization. Each meeting of Members shall be conducted by such Person as the Board may designate.

         (g) Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

         Section 4.4 Business Transactions of a Member with the Company. Subject to prior approval of the Board, a Member may lend money to, borrow money from, act as surety or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company, provided that any such transaction pursuant to any agreement entered into after the date hereof shall be approved by a majority of the non-interested Directors.

         Section 4.5 No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in Section 21 of the Marshall Islands Act.

         Section 4.6 Confidentiality; Nonsolicitation; Non-Disparagement. The covenants and restrictions contained in this Section 4.6 shall be in addition to and not in lieu of any covenants or restrictions applying to any Member pursuant to any employment, severance or services agreement between such Member and the Company or any of its Subsidiaries.

         (a) Confidentiality; Tax Information. Without the prior written consent of a majority of the Board, except to the extent required by law, rule, regulation or court order, each Subject Member shall not disclose any trade secrets, customer lists, drawings, designs, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its Subsidiaries or information designated as confidential or proprietary that the Company or any of its Subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its Subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of such Subject Member's breach of this Section 4.6(a)). Notwithstanding anything to the contrary herein or contained in any other materials relating to an investment in the Company, each Subject Member (and each employee, representative, or other agent of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the Company and its Subsidiaries, provided, however, that no Subject Member (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the Company and its Subsidiaries (including the identity of any Subject Member and any information that could lead another to determine the identity of any Subject Member), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

         (b) Non-Solicitation of Employees. Except as permitted under any employment, severance or services agreement between such Subject Member and the Company or any of its Subsidiaries, during the Restriction Period, no Subject Member shall directly or indirectly induce any employee of the Company or any of its Subsidiaries to terminate employment with such entity, and no Subject Member shall directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment to or otherwise interfere with the employment relationship of the Company or any of its Subsidiaries with any person who is or was employed by the Company or such Subsidiary unless, at the time of such employment, offer or other interference, such person shall have ceased to be employed by such entity for a period of at least six months, provided that, nothing in this Section 4.6(b) shall preclude such Subject Member from placing advertisements during the Restriction Period in periodicals of general circulation soliciting persons for employment or from employing any person who comes to such Subject Member solely in response to such advertisements.

         (c) Non-Solicitation of Clients. Except as permitted under any employment, severance or services agreement between such Subject Member and the Company or any of its Subsidiaries, during the Restriction Period, no Subject Member shall solicit or otherwise attempt to establish for himself or any other person, firm or entity any business relationship with any person, firm or entity which is, or during the 12-month period preceding the date such Subject Member ceases to hold any equity interest in the Company was, a customer, client or distributor of the Company or any of its Subsidiaries.

         (d) Non-Disparagement. No Subject Member shall, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, make, participate in the making of, or encourage any other Person to make, any statement, whether written or oral, that criticizes, disparages or defames the Company, any Subsidiary of the Company or the business conducted by the Company or any Subsidiary of the Company.

         (e) Injunctive Relief with Respect to Covenants. Each Subject Member acknowledges and agrees that the covenants and obligations of such Subject Member with respect to non-disparagement, nonsolicitation and confidentiality herein relate to special, unique and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, each Subject Member agrees, to the fullest extent permitted by law, that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining such Subject Member from committing any violation of the covenants or obligations contained in this Section 4.6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the foregoing provisions of this Section 4.6, each Subject Member represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

         (f) Unenforceable Restriction. It is expressly understood and agreed that although each Subject Member and the Company consider the restrictions contained in this Section 4.6 to be reasonable, if a final determination is made by an arbitrator to whom the parties have assigned the matter or a court of competent jurisdiction that any restriction contained in this Agreement is an unenforceable restriction against any Subject Member, the provisions of this Agreement shall not be rendered void but shall be reformed to apply as to such maximum time and to such maximum extent as such arbitrator or court may determine or indicate to be enforceable. Alternatively, if such arbitrator or court finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be reformed so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         (g) Ex-Management Members. The provisions of this Section 4.6 shall apply to both Management Members and Ex-Management Members (as defined in Section 8.2).

         Section 4.7  Other Business for Kelso Members and Certain Members.

         (a) Notwithstanding anything to the contrary contained in Section 4.6, any Kelso Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Kelso Member, Director (other than any Subject Member who serves as a Director) or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Kelso Member, Director (other than any Subject Member who serves as a Director) or Affiliate thereof shall have the right to take for such Person's own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity, provided that this Section 4.7(a) shall not apply to Subject Members or any other Members who are employees of the Company or any of its Subsidiaries.

         (b) Notwithstanding anything to the contrary contained in Section 4.6, any Outside Investor Member, Other Investor Member or Affiliate thereof (other than Zoullas) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Directors and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Outside Investor Member, Other Investor Member or any of its Affiliates (other than Zoullas) shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Outside Investor Member, Other Investor Member or Affiliate thereof (other than Zoullas) shall have the right to take for such Person's own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity, provided that this Section 4.7(b) shall not apply to Subject Members or any other Members who are employees of the Company or any of its Subsidiaries.

         Section 4.8 Additional Members.

         (a) Admission. Upon the approval of the Board, the Company may admit one or more additional Members (each an "Additional Member"), including additional Management Members to the Company, to be treated as a "Member" or one of the "Members" for all purposes hereunder. Each Person shall be admitted as an Additional Member at the time such Person

(i) executes a joinder agreement to this Agreement substantially in the form of Exhibit A hereto (subject, in the case of the admission of any Additional Member who is a Management Member, to the following sentence), (ii) complies with the applicable Board resolution, if any, with respect to such admission and (iii) is named as a Member in Schedule A and Schedule B (as described in Section 8.1) and Schedule E hereto, as applicable. Any Management Member admitted as an Additional Member after the date hereof who is unable to make the representation contained in Section 6.1(e) may execute a joinder agreement which exclude such representation; provided such Additional Member also concurrently delivers to the Company a certificate, accompanied by an opinion of counsel, to the effect that the issuance of Units or Points to such Member shall be exempt from the registration requirements under the Securities Act. Kelso is authorized to amend Schedule A, Schedule B and Schedule E, as applicable, to reflect any such admission and any actions pursuant to Section 4.8(b) below.

(b) Rights of Additional Members. Upon, and as a condition precedent to, the admission of an Additional Member:

(i) the Board shall determine the Initial Capital Commitment and any additional capital commitment (if any) of such Additional Member;

(ii) the Board shall determine the rights (if any) of such Additional Members to appoint Directors to the Board;

(iii)    the Board shall assign Units (if any) to such Additional Member;

(iv) such Additional Member shall make Capital Contributions and/or advance Special Membership Interest Funds to the Company in an amount to be determined by the Board;

(v) if such Additional Member is an employee of the Company or any of its Subsidiaries, such employee will be a "Management Member" and one of the "Management Members" for all purposes hereunder, and, subject to the prior consultation with the Chief Executive Officer of Eagle Shipping and further subject to the terms of any employment or services agreement between the Company or any Subsidiary of the Company, and any Management Member, the Board will have the right to grant such employee Points pursuant to Article VIII and amend Schedule B accordingly;

(vi) if such Additional Member will not be a Management Member hereunder then the Board may either designate such Member as a "Kelso Member," as an "Outside Investor Member" or as an "Other Investor Member" or as a member of such other class or designation as may be designated by the Board, having such rights and obligations as the Board may specify; and

(vii) the Board will amend Schedule A and Schedule E, as applicable, to reflect the actions taken pursuant to this Section 4.8.

                                   ARTICLE V

                                   MANAGEMENT

         Section 5.1   Board.

         (a) Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the "Board") consisting of up to seven (7) natural Persons (each a "Director"), which Persons shall be elected annually by the holders of Units unless otherwise appointed pursuant to
Section 5.1(b)(ii). The initial Directors of the Company shall be as designated pursuant to Section 5.1(b)(i). Subject to the rights granted pursuant to Section 5.1(b)(ii), the Board, in its sole discretion, may increase the authorized number of Directors at any time with the vote of a majority of the Directors then in office. Directors need not be Members. Subject to the consultation rights of Zoullas set forth in his employment agreement with the Company or any Subsidiary of the Company and except as otherwise set forth in this Agreement, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 3.2.

         (b) Election of Directors.

               (i) Initial Directors; Term. The initial Board shall consist of four (4) Directors. The initial Directors of the Company will be those individuals set forth on Schedule C. Each Director shall hold office until a successor is elected or appointed by a Majority in Interest (unless otherwise appointed in accordance with Section 5.1(b)(ii)) or until such Director's earlier death, resignation or removal in accordance with the provisions hereof in which event, a successor will be appointed in accordance with Section 5.1(b)(ii). Each Person named as a Director herein or subsequently appointed as a Director (including any Management Member named or appointed as such) is hereby designated as a "manager" (within the meaning of the Marshall Islands Act) of the Company. Except as otherwise provided herein, no single Director may bind the Company, and the Board shall have the power to act only collectively in the manner specified herein.

               (ii) Composition. For so long as the Board consists of four (4) Directors, Kelso shall have the right to appoint, in its sole discretion, three (3) Directors. In the event that the Board determines to expand the size of the Board following the date hereof in accordance with Section 5.1(a), Kelso shall have the right to appoint in its sole discretion such number of additional Directors that are necessary for Kelso to retain the right to appoint a majority of the Directors on the Board (as so expanded). For so long as Zoullas is a Member of the Company, Zoullas shall have the right to appoint one (1)

         Director (which may be himself). For so long as Zoullas is the Chief Executive Officer of Eagle Shipping (and a Member of the Company), Zoullas shall have the right to appoint, in his sole discretion, a number of additional Directors that, when taken together with the Directors referred to in the immediately preceding sentence, constitutes one less than a majority of the Board.

         Section 5.2 Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. The Chairman of the Board or Zoullas so long as he is Chief Executive Officer of Eagle Shipping and a Member of the Company or a majority of the Board may call a meeting of the Board on three business days' notice to each Director, either personally, by telephone, by facsimile or by any other similarly timely means of communication. Any Director may waive the notice requirement described in this Section 5.2 as it relates to such Director.

         Section 5.3 Quorum and Acts of the Board. At all meetings of the Board, four Directors shall constitute a quorum for the transaction of business unless the number of Directors is increased pursuant to Section 5.1(a), in which case the presence of a majority of the then authorized number of Directors shall constitute a quorum. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee; each Director not executing such a written consent shall be given prompt notice after any such action is taken by the other Directors.

         Section 5.4 Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 5.5 Committees of Directors. The Board (a) shall designate (i) a compensation committee (the "Compensation Committee") and (ii) an Executive Committee and (b) may, by resolution passed by unanimous consent of the Directors, designate one or more additional committees. Such resolution shall specify the duties and quorum requirements of such additional committees. Each committee of the Board shall be comprised of at least three (3) Directors, two
(2) of whom shall be Directors designated by Kelso and the other Director shall be the Chief Executive Officer of Eagle Shipping. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 5.6 Compensation of Directors. The Board shall have the authority to fix the compensation (if any) of Directors. The Directors may be paid their expenses (if any) of attendance at such meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as a Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 5.7 Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective. Upon the effectiveness of any such resignation, such Director shall cease to be a "manager" (within the meaning of the Marshall Islands Act).

         Section 5.8 Removal of Directors. The Members holding a Majority in Interest shall have the right to remove any Director at any time with or without cause. In addition, a majority of the Directors then in office shall have the right to remove a Director for cause. Upon the taking of such action, the Director shall cease to be a "manager" (within the meaning of the Marshall Islands Act). Notwithstanding anything in this Section 5.8 to the contrary, (i) the removal from the Board or a Subsidiary Board (with or without cause) of any Director designated hereunder by Kelso shall be only at the written request of Kelso, and under no other circumstances, and (ii) the removal from the Board or a Subsidiary Board (without cause) of any Director designated hereunder by Zoullas shall be only at the written request of Zoullas. Upon receipt of any such written removal request, the Board will promptly take all such actions as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal shall be filled in accordance with Section 5.9.

         Section 5.9 Vacancies. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and actions that would otherwise be taken by a majority of the Directors may be taken by a majority of the Directors then in office, even if less than a quorum. Any vacancy shall be filled at any time in accordance with Section 5.1(b)(ii). A Director elected to fill a vacancy in the Board shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

         Section 5.10 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company. Except as otherwise provided in this Agreement, no single Director shall have the power to bind the Company and the Board shall have the power to act only collectively in the manner specified herein.

         Section 5.11 Subsidiaries.

         (a) Subsidiary Boards. The composition of the board of directors of each of the Company's Subsidiaries (a "Subsidiary Board") shall be determined by a majority of the Directors; provided, that, the rights of Kelso and Zoullas to appoint directors thereof shall be similar to their respective rights to appoint Directors to the Board described in Section 5.1(b)(ii).

         (b) Structure; Governance. For so long as Zoullas is the Chief Executive Officer of Eagle Shipping (and a Member of the Company), the Board shall consider recommendations of Zoullas before altering the structure or governance of any Subsidiary of the Company. Any change in the structure or governance of any Subsidiary of the Company shall not adversely affect any Member or group of Members disproportionately relative to other Members without the prior written consent of the affected Member or Members, as applicable.

         (c) Protections. All Subsidiaries of the Company shall be governed in a manner consistent with the applicable provisions of this Agreement (including with respect to Board composition, quorum and notice requirements). The Company shall take such actions, including causing its Subsidiaries to take such actions, to ensure that the provisions of Subsidiaries' organizational documents applicable to Subsidiary Boards are not inconsistent with the provisions of this Agreement applicable to the Board or any Subsidiary Board.


                                   ARTICLE VI

              INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.1  Representations, Warranties and Covenants of Members.

         (a) Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member is acquiring the Interests and/or Special Membership Interests, as applicable, solely for such Member's own account for investment and not with a view to resale in connection with, any distribution thereof. Each Member agrees that such Member will not, directly or indirectly, Transfer any of the Interests or Special Membership Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or "blue sky" laws and this Agreement, as the same shall be amended from time to time. Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Interests or Special Membership Interests, as applicable, or any interest therein or any rights relating thereto without complying with the provisions of this Agreement, shall be void and of no effect.

         (b) Securities Laws Matters. Each Member acknowledges receipt of advice from the Company that (i) neither the Interests nor the Special Membership Interests have been registered under the Securities Act or qualified under any state securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Interests or the Special Membership Interests,
(iii) the Interests and the Special Membership Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests and the Special Membership Interests, as applicable, unless the Interests and/or Special Membership Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Interests and/or Special Membership Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule and the provisions of this Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests or Special Membership Interests without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Interests and/or Special Membership Interests, as applicable, and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests and the Special Membership Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests and the Special Membership Interests.

         (c) Ability to Bear Risk. Each Member represents and warrants that (i) such Member's financial situation is such that such Member can afford to bear the economic risk of holding the Interests and/or the Special Membership Interests, as applicable, for an indefinite period of time and (ii) such Member can afford to suffer the complete loss of such Member's investment in the Interests and/or the Special Membership Interests, as applicable.

         (d) Access to Information; Sophistication; Lack of Reliance. Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Interests and/or the Special Membership Interests, as applicable, and to obtain any additional information that such Member deems necessary, (ii) such Member's knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests and/or the Special Membership Interests, as applicable, and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Member represents and warrants that (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (y) such Member has relied upon such Member's own independent appraisal and investigation, and the advice of such Member's own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (z) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.

         (e) Accredited Investor. Each Member represents and warrants that such Member is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.

         Section 6.2 Additional Representations and Warranties of Management Members, Outside Investor Members and Other Investor Members. Each Management Member, Outside Investor Member and Other Investor Member represents and warrants as to itself that (a) such Management Member, Outside Investor Member or Other Investor Member has duly executed and delivered this Agreement; (b) all actions required to be taken by or on behalf of the Management Member, Outside Investor Member or Other Investor Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken and this Agreement constitutes such Management Member's, Outside Investor Member's or Other Investor Member's legal, valid and binding obligation, enforceable against such Management Member, Outside Investor Member or Other Investor Member in accordance with the terms hereof; (c) the execution and delivery of this Agreement and the consummation by the Management Member, Outside Investor Member or Other Investor Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Management Member, Outside Investor Member or Other Investor Member or by which such Management Member, Outside Investor Member or Other Investor Member or any material portion of its properties is bound; (d) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Management Member, Outside Investor Member or Other Investor Member in connection with the execution and delivery of this Agreement or the performance of such

Management Member's, Outside Investor Member's or Other Investor Member's obligations hereunder; (e) if such Management Member, Outside Investor Member or Other Investor Member is an individual, such Management Member, Outside Investor Member or Other Investor Member is a resident of the state set forth below such Management Member's, Outside Investor Member's or Other Investor Member's name on the signature page hereof; and (f) if such Management Member, Outside Investor Member or Other Investor Member is not an individual, such Management Member's, Outside Investor Member's or Other Investor Member's principal place of business and mailing address is in the state or foreign jurisdiction set forth below the Management Member's signature on the signature page.

         Section 6.3 Additional Representations and Warranties of Kelso Members.

         (a) Due Organization; Power and Authority, etc. KIA VII represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. KEP VI represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Kelso Member further represents and warrants that it has all necessary power and authority to enter into this Agreement to carry out the transactions contemplated herein and therein.

         (b) Authorization; Enforceability. Each Kelso Member represents and warrants that such Kelso Member has duly executed and delivered this Agreement. All actions required to be taken by or on behalf of such Kelso Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement constitutes the valid and binding obligation of such Kelso Member, enforceable against such Kelso Member in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Kelso Member in connection with the execution and delivery of this Agreement or the performance of such Kelso Member's obligations hereunder

         (c) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation by such Kelso Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Kelso Member or by which such Kelso Member or any material portion of its properties is bound, except for conflicts, breaches and defaults that, individually or in the aggregate, will not have a material adverse effect upon the financial condition, business or operations of such Kelso Member or upon such Kelso Member's ability to enter into and carry out its obligations under this Agreement.

         (d) Executing Parties. The person executing this Agreement on behalf of each Kelso Member has full power and authority to bind such Kelso Member to the terms hereof and thereof.

         Section 6.4 Additional Representations and Warranties of Zoullas, the Management Members and the Outside Investor Members. Zoullas, each Management Member and each Outside Investor Member represents and warrants that such Member does not, directly or indirectly (i) own any equity or other interest in Norland Shipping & Trading Company ("Norland") or (ii) have any ownership or other interest in any of the vessels for which Norland currently acts, or at any time in the past has acted, as agent.

         Section 6.5 Certain Members. Notwithstanding anything to the contrary contained herein, the representations and warranties under this Article VI shall be deemed not to be made to Members not executing this Agreement or a joinder agreement substantially in the form of Exhibit A hereto.

                                  ARTICLE VII

                     CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

         Section 7.1 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Member. The initial balance in each Member's Capital Account shall be zero.

         Section 7.2  Adjustments.

         (a) Each Member's Capital Accounts shall be credited with (i) the amount of Capital Contributions by such Member on the Initial Capital Contribution Date and (ii) the amount of funds advanced as Special Membership Interest Funds, on the Initial Capital Contribution Date, as set forth on Schedule A.

         (b) As of the end of each Accounting Period, the balance in each Member's Capital Account shall be adjusted by (i) increasing such balance by such Member's (A) allocable share of Net Profit (allocated in accordance with Section 9.1) and (B) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed (or advanced as Special Membership Funds) by such Member to the Company during such Accounting Period, if any, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member during such Accounting Period (including payments in respect of Special Membership Interests held pursuant to Section 10.8) and (B) such Member's allocable share of Net Loss (allocated in accordance with Section 9.1). Each Member's Capital Account shall be further adjusted with respect to any special allocations pursuant to Section
9.2. The provisions of this

Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and section 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     Section 7.3 Initial Capital Contributions; Initial SMI Funds Advance. Each of the Members has made or is concurrently making (i) an initial cash contribution to the capital of the Company and/or (ii) an initial advance of cash funds constituting Special Membership Interest Funds, in an aggregate amount equal to its Initial Capital Commitment on or before the Initial Capital Contribution Date. Any contributions of property on or after the Initial Capital Contribution Date shall be valued at their Fair Market Value.

     Section 7.4 Additional Capital Contributions by Kelso.

     (a) In addition to its Initial Capital Contribution and its Initial SMI Funds Advance, Kelso, subject to receipt of its investment committee approval and satisfaction of such other customary closing conditions for such additional investment, may make additional Capital Contributions and/or advance Special Membership Interest Funds to the Company at such times, if any, as the Board shall determine such additional Capital Contributions or advances of Special Membership Interest Funds are advisable (x) to make acquisitions of assets, businesses or other entities which the Board determines are desirable for the business of the Company and its Subsidiaries and (y) for other bona fide corporate or organizational purposes (each time a Capital Contribution is made or Special Membership Interest Funds are advanced by Kelso, in either case following the date hereof, an "Additional Capital Contribution Event").

     (b) [intentionally omitted]

     Section 7.5 Additional Capital Contributions. Except as required by
Section 7.4(a), no Member shall be required or permitted to make any additional Capital Contribution or advance Special Membership Interests Funds to the Company in respect of the Interests or Special Membership Interests, as applicable, then owned by such Member. However, from and after the Kelso Threshold Date, the Initial Members (including Zoullas and the Outside Investor Members) shall have the right (but not the obligation) to make additional Capital Contributions or advances of Special Membership Interest Funds, as applicable, to the Company in the following circumstances:

     (a) at the time of any Additional Capital Contribution Event from and after the Kelso Threshold Date, in amounts up to such amounts as are necessary to maintain its relative ownership interest (in respect of each of Interests and Special Membership Interests, as applicable) in the Company; provided, that the rights of the Initial Members (including Zoullas and the Outside Investor Members) to make additional Capital Contributions or advances of Special Membership Interest Funds pursuant to this Section 7.5 shall not apply
(i) at any time prior to the Kelso Threshold Date and (ii) in connection with an Additional Capital Contribution Event from and after the Kelso Threshold Date involving a Capital Contribution or advance of

Special Membership Interest Funds by Kelso of less than $1.0 million; provided, that if, at any time following the Kelso Threshold Date, Kelso makes a particular Capital Contribution or advance of Special Membership Interest Funds of less than $1.0 million (the "Threshold Contribution") which together with Capital Contributions or advances of Special Membership Interest Funds made by Kelso over the prior 12-month period aggregates to an amount greater than $1 million, then such Threshold Contribution shall be deemed to be not less than $1 million; provided, that the calculation of aggregate contributions or advances over the prior 12-month period pursuant to the previous proviso shall exclude any contributions or advances made prior to the Kelso Threshold Date; and

     (b) upon the written consent of the Board acting by majority vote.

For the avoidance of doubt, except upon the written consent of the Board, no Member shall have the right to make additional Capital Contributions or advance Special Membership Interest Funds to the Company in connection with
(i) issuances of Points (as defined in Section 8.1) made to executives for compensatory or incentive purposes, and (ii) issuances made as additional yield or consideration in connection with the incurrence of indebtedness by the Company. The provisions of this Section 7.5 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional Capital Contributions or advances of Special Membership Interest Funds or to cause the Board to consent to the making of additional Capital Contributions or advances of Special Membership Interest Funds. Members shall be deemed to have contributed or advanced, as applicable, such additional capital upon issuance of additional Interests or Special Membership Interests, as applicable, equal to the cash purchase price for such Interests or Special Membership Interests, as applicable, or, if no cash is paid or there is non-cash consideration, in the amount of the Fair Market Value of such non-cash consideration as determined by the Board in good faith at or prior to issuance of such Interests or Special Membership Interests, as applicable. No Member shall be permitted to finance its additional Capital Contributions or advances of Special Membership Interest Funds pursuant to this Section 7.5 by or through third party financing or any relationship or arrangement with third parties (other than third party debt financing not secured by Interests or Special Membership Interests (or otherwise by Units or Economic Interests in the Company)). In connection with any additional Capital Contributions to be made following the IPO of Eagle Bulk Shipping Inc. (including any Capital Contributions made by third parties), the Board may in its discretion make appropriate adjustments to Section 10.2(c) of this Agreement (including to provide that distributions are made for purposes of Section 10.2(c) on the basis of Units held) to account for any such Capital Contributions made at a higher valuation than earlier Capital Contributions; provided that any such adjustments affect all then current Members holding Units in the same manner.

     Section 7.6 Negative Capital Accounts. Except as required by law, no Member shall be required to make up a negative balance in its Capital Account.

                                 ARTICLE VIII

                                    POINTS

     Section 8.1 Points.

     (a) General. There shall be established two pools of points. One pool shall consist of points called "Service Points;" and one pool shall consist of points called "Performance Points." There shall be 1000 Service Points and 1000 Performance Points. Service Points and Performance Points shall be referred to collectively as "Points." The Compensation Committee shall have the discretionary authority to allocate Points from time to time to any Management Member subject to the terms of any employment or services agreement between the Company or any Subsidiary of the Company and any Management Member; provided, that (i) the Compensation Committee shall take into consideration the recommendation of Zoullas (for so long as Zoullas is a Member and the Chief Executive Officer of Eagle Shipping) in making its allocation and (ii) the Compensation Committee may, pursuant to an employment or services agreement between the Company or any Subsidiary of the Company and a Management Member, delegate authority to award or allocate Points to the Chief Executive Officer of Eagle Shipping. On the Initial Capital Contribution Date, Zoullas and the other Management Members listed on Schedule B hereto shall be allocated the number and type of Points set forth opposite their respective names. Schedule B will be maintained confidentially and accurately in the books and records of the Company by the chairman of the Compensation Committee and each Management Member will receive a copy of Schedule B reflecting only his or her own Point allocation. The Compensation Committee shall have the discretion to allocate, after taking into consideration the recommendation of Zoullas (for so long as Zoullas is a Member and the Chief Executive Officer of Eagle Shipping) any or all of the remaining Points (the "Unallocated Points"), to any Management Member (as determined at the time of such allocation). Unless otherwise determined by the Board, or as otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company and such Management Member, all Service Points, whether allocated or unallocated, shall expire on the tenth anniversary of the initial date of issuance of Points hereunder and, upon such expiration, the provisions of this Article VIII shall be of no further force and effect.

     (b) Additional Management Members. The Compensation Committee may decide at any time to award Points to an employee of the Company who is not yet a party to this Agreement by admitting such employee as a Management Member hereunder pursuant to Section 4.8.

     (c) Economics. The economic rights of Points are set forth in Article X.

     Section 8.2 Ex-Management Members. In the event that the employment with the Company (or any Subsidiary of the Company that employs such individual) of any Management Member terminates for any reason, such Management Member shall, as of the earlier of the date of such termination or the repurchase by the Company of such Management Members' Interests or Special Membership Interests pursuant to Section 13.5, cease to be a Member of the Company for all purposes and shall be thereafter referred to herein as a "Ex-Management Member" with only the rights of a Ex-Management Member specified herein unless such Ex-Management Member continues to own Units in the Company by virtue of such Ex-Management Member having made a Capital Contribution to the Company. Notwithstanding the foregoing, such Ex-Management Member shall continue to be treated, for U.S. federal, state and local income tax purposes, as a Member to the extent such Ex-Management Member retains any Points following such termination, and any allocations or distributions made to such Ex-Management Member shall be deemed for tax purposes to be made to such Ex-Management Member in its capacity as a Member.

     Section 8.3 Allocation of Points to Management Members upon Termination of Employment.

     (a) Termination for Cause. Unless otherwise determined by the Compensation Committee in a manner more favorable to such Management Member or Ex-Management Member, or as otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company and such Management Member, if a Management Member's employment with the Company or any Subsidiary of the Company that employs such individual is terminated for Cause, the number of Service Points and Performance Points allocated to such Ex-Management Member shall be reduced to zero.

     (b) Other Termination of Employment. Unless otherwise determined by the Compensation Committee in a manner more favorable to such Ex-Management Member, or as otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company and such Management Member, if the Management Member's employment with the Company or any Subsidiary of the Company that employs such individual terminates for any reason other than for Cause, then the number of Performance Points allocated to such Ex-Management Member shall be reduced to zero (unless at the time such Ex-Management Member's employment is terminated the Kelso Investment Multiple is at least four (4) and the Kelso IRR is at least ten percent (10%), in which case all of the Performance Points allocated to such Ex-Management Member shall be retained and not forfeited) and the number of Service Points allocated to such Ex-Management Member shall be adjusted according to the following schedule (provided, however, that with respect to the Benchmarked Service Points held by the individuals listed on Schedule 10.9 hereof, the number of Benchmarked Service Points allocated to such individuals shall be adjusted according to the schedule set forth on Schedule 10.9 hereof and shall not be subject to the following schedule):

                                                                                  The Ex-Management
                                                                          Member's Service Points shall be
                       If the termination occurs                                      reduced by
Before the first quarterly anniversary of the grant of such                             93.75%
Ex-Management Member's Service Points

On or after the first quarterly anniversary, but before the second                      87.5%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the second quarterly anniversary, but before the third                      81.25%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the third quarterly anniversary, but before the fourth                      75.00%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the fourth quarterly anniversary, but before the fifth                      68.75%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the fifth quarterly anniversary, but before the sixth                       62.50%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the sixth quarterly anniversary, but before the seventh                     56.25%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the seventh quarterly anniversary, but before the eighth                    50.00%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the eighth quarterly anniversary, but before the ninth                      43.75%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the ninth quarterly anniversary, but before the tenth                       37.50%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the tenth quarterly anniversary, but before the eleventh                    31.25%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the eleventh quarterly anniversary, but before the twelfth                  25.00%
quarterly anniversary, of the grant of such Ex-Management Member's
Service Points

On or after the twelfth quarterly anniversary, but before the                           18.75%
thirteenth quarterly anniversary, of the grant of such Ex-Management
Member's Service Points

On or after the thirteenth quarterly anniversary, but before the                        12.50%
fourteenth quarterly anniversary, of the grant of such Ex-Management
Member's Service Points

On or after the fourteenth quarterly anniversary, but before the                        6.25%
fifteenth quarterly anniversary, of the grant of such Ex-Management
Member's Service Points

On or after the fifteenth quarterly anniversary of the grant of such                     0.0%
Ex-Management Member's Service Points

     (c) Forfeiture of Points. Any Points forfeited by such Member pursuant to this Section 8.3 shall, following such forfeiture, be considered Unallocated Points for purposes of Section 8.1 hereof, except as otherwise provided therein.

     (d) Service Points Vesting. For purposes of this Agreement, (A) "Retainable Service Points," with respect to any Management Member at any particular date of determination, shall mean all of the Service Points held by such Management Member on such date of determination if such Management Member is employed by the Company or any Subsidiary of the Company on the date of such determination, (B) "Ex-Management Retained Services Points," with respect to any Ex-Management Member at any particular date of determination, shall mean such number of Service Points that were retained and not forfeited by such Ex-Management Member at the time such Ex-Management Member's employment with the Company or the Subsidiary of the Company that employed such Ex-Management Member as was determined in accordance with (x) in the case of all Service Points (other than Benchmarked Service Points), the schedule set forth in Section 8.3(b) hereof or (y) in the case of Benchmarked Service Points, the schedule set forth on Schedule 10.9 hereof and (C) "Aggregate Retainable Service Points" shall mean the sum of (a) the aggregate Retainable Service Points of all Management Members and (b) the aggregate Ex-Management Retained Service Points. Notwithstanding the provisions of Section 8.3(b), in the event that any Person other than Kelso or Affiliates thereof shall acquire a Majority in Interests of the Company or the right to appoint a majority of the Directors on the Board, all Service Points then allocated to any Member shall no longer be subject to forfeiture or adjustment, other than as provided in
Section 8.3(a).

     Section 8.4 Nontransferability of Awards. No Points (or Economic Interests by virtue of such Management Member's or Ex-Management Member's, as applicable, Vested IPO Percentages) allocated hereby may be Transferred, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Compensation Committee shall establish, to a transferee permitted under Section 13.2. All rights with respect to Points (or Economic Interests by virtue of such Management Member's or Ex-Management Member's, as applicable, Vested IPO Percentages) allocated to a Management Member or Ex-Management Member hereunder shall be distributed during his or her lifetime only to such Management Member or Ex-Management Member or, if applicable, a transferee permitted under Section 13.2.

     Section 8.5 Amendment to the Points Plan. The Compensation Committee will administer the allocation of Points and will have the authority to amend the terms of the Points at any time, however, no amendment shall adversely affect in a material way any of the rights of a Management Member without such Member's consent with respect to awards of Points previously granted. For so long as Zoullas remains Chief Executive Officer of Eagle Shipping and a Member, any such amendment shall be subject to the consent of Zoullas, which such consent shall not be unreasonably withheld. Notwithstanding anything in this Article VIII to the contrary, until such time as the Company shall have received Capital Contributions and Special Membership Interest Aggregate Funds of at least $125 million in the aggregate, the Compensation Committee and the Board shall not be permitted to increase the number of Performance Points (above 1000) available for allocation hereunder. Notwithstanding the foregoing, the Compensation Committee shall have the right to make the adjustments contemplated by the last paragraph of Schedule D attached hereto.

                                  ARTICLE IX

                                  ALLOCATIONS

     Section 9.1 Book Allocations of Net Profit and Net Loss. Except as provided in Section 9.2, Net Profit or Net Loss, as the case may be, with respect to any Accounting Period, including each item of income, gain, loss and deduction of the Company, shall be allocated among the Capital Accounts as of the end of such Accounting Period in a manner that as closely as possible gives effect to the provisions of Article X and the other relevant provisions of this Agreement.

     Section 9.2 Special Book Allocations.

     (a) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or

(6) and such adjustment, allocation or distribution causes or increases a deficit in such Member's Capital Account in excess of its obligation to make additional Capital Contributions (a "Deficit"), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 9.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.2(a) were not in this Agreement. This Section 9.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

     (b) Partnership Minimum Gain. Except as otherwise provided in Treasury Regulations section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Company income and gain for such Accounting Period in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations section 1.704-2(g). This Section 9.2(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

     (c) Restorative Allocations. Any special allocations of items of income or gain pursuant to this Section 9.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.

     (d) Bulk Advances. Notwithstanding anything to the contrary, interest income derived from Bulk Advances shall be allocated only to the Capital Accounts of Members holding Special Membership Interests (on a basis pro rata for Special Membership Interests held).

     Section 9.3 Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members' Capital Accounts. Notwithstanding the foregoing, the Board shall have the power to make such allocations for U.S. federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to ensure that such allocations are in accordance with the Members' interests in the Company, in each case within the meaning of the Code and the Treasury Regulations, it being anticipated that no Management Member or Additional Management Member shall be allocated taxable income in excess of the amount of cash to be received by such Member or Additional Member. In accordance with section 704(c) of the Code and the Treasury

Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution.

                                  ARTICLE X

                                 DISTRIBUTIONS

     Section 10.1 Explanation of Terms.

     (a) Carry Percentage. For purposes of computing the amount to be distributed to each Member, certain Members will have a "Carry Percentage," which shall be based upon the following two elements: a Service Percentage and a Performance Percentage. The Carry Percentage shall be, for each Management Member, the quotient obtained by dividing (i) the sum of such Member's Service Percentage and such Member's Performance Percentage by (ii) the sum of (w) 100% plus (x) the Adjusted Total Vested Service Percentage plus (y) the Adjusted Aggregate Post IPO Performance Percentage plus (z) the Adjusted Total Vested IPO Percentage.

          (i) Service Percentage. The "Service Percentage" for each Management Member (or Ex-Management Member, as applicable) shall be the Total Service Percentage multiplied by the quotient obtained by dividing (x) the number of Retainable Service Points allocated to such Management Member (or, in the case of any Ex-Management Member, the number of Ex-Management Retained Service Points held by such Ex-Management Member) by (y) 1000 (or, if the pool of allocated Service Points has been increased above 1000 (such increased number, the "Total Service Pool Points"), the Total Service Pool Points). For purposes of this Agreement,
     (A) the "Total Service Percentage" means five percent (5%), (B) the "Adjusted Total Vested Service Percentage" means the product of (x) the Total Service Percentage and (y) the Carry Adjustment Factor.

          (ii) Performance Percentage. The "Performance Percentage" for each Management Member (or Ex-Management Member, if applicable) on any date of determination shall be the sum of (a) such Management Member's (or Ex-Management Member's) Vested IPO Percentage (as defined in Section 10.1(a)(iii)), if any, and (b) such Management Member's (or Ex-Management Member's, if applicable) Post IPO Performance Percentage (as defined below).

               1. A Management Member's (or Ex-Management Member's, if applicable) "Post IPO Performance Percentage" shall be the sum of
          (a) such Management Member's (or Ex-Management Member's, if applicable) Post IPO Remaining Percentage (as defined below) and (b) such Management Member's

          (or Ex-Management Member's, if applicable) Stub Performance Percentage Allocation (as defined below), if any.

               2. A Management Member's (or Ex-Management Member's, if applicable) "Post IPO Remaining Percentage" shall be calculated by dividing (x) the number of Performance Points allocated to such Management Member (or, in the case of any Ex-Management Member, the allocated and retained Performance Points of such Ex-Management Member, if any) by (y) 1000 (or, if the pool of allocated Performance Points has been increased above 1000 (such increased number, the "Total Performance Pool Points"), the Total Performance Pool Points); and then multiplying the resulting quotient by the Total Available Post IPO Remaining Performance Percentage for such date of determination.

               3. A Management Member's (or Ex-Management Member's, if applicable) "Stub Performance Percentage Allocation" shall be calculated by dividing (x) the number of Post IPO Awarded Performance Points, if any, allocated to such Management Member (or, in the case of any Ex-Management Member, the allocated and retained Post IPO Awarded Performance Points of such Ex-Management Member, if any) by (y) 120 (or, if the total Post IPO Awarded Performance Points are greater than 120, then such greater number of total Post IPO Awarded Performance Points); and then multiplying the resulting quotient by the Total Stub Performance Percentage for such date of determination.

               4. For purposes of this Agreement, (A) the "Total Available Post IPO Remaining Performance Percentage" means, on any date of determination, the percentage determined by reference to Schedule D of this Agreement, (B) the "Total Stub Performance Percentage" means, on any date of determination, the percentage determined by reference to Schedule D of this Agreement, (C) the "Aggregate Post IPO Performance Percentage" means the sum of (i) Total Available Post IPO Remaining Performance Percentage plus (ii) Total Stub Performance Percentage, (D) the "Adjusted Aggregate Post IPO Performance Percentage" means the product of (x) the Carry Adjustment Factor and (y) the Aggregate Post IPO Performance Percentage and (E) "Post IPO Awarded Performance Points" mean Performance Points (including any previously forfeited Performance Points) that are newly awarded after the IPO of Eagle Bulk Shipping Inc. to Management Members (it being understood that the 880 Performance Points set forth on Schedule B as of the date hereof shall be excluded unless, and to the extent that, any of such Performance Points are forfeited and reallocated to Management Members after the IPO of Eagle Bulk Shipping Inc.).

          (iii) Vested IPO Percentage. The "Vested IPO Percentage," with respect to any Management Member or Ex-Management Member, as applicable, is the percentage

     (if any) set forth on Schedule F with respect to such Management Member or Ex-Management Member, as applicable; provided that if the applicable Ex-Management Member's employment with the Company or the Subsidiary of the Company that employed such Ex-Management Member was terminated for Cause, then the "Vested IPO Percentage" of such Ex-Management Member shall be reduced to zero percent (0%). For purposes of this Agreement,
     (A) the "Total Vested IPO Percentage" means the sum of all Vested IPO Percentages of Management Members and Ex-Management Members set forth on Schedule F hereof, as indicated opposite "Total Vested IPO Percentage" thereon (reduced by any forfeited amounts pursuant to the proviso of the preceding sentence) and (B) the "Adjusted Total Vested IPO Percentage" means the product of (x) the Carry Adjustment Factor and (y) the Total Vested IPO Percentage.

     (b) Benchmark Amounts.

          (i) Management Members who receive Points after the Initial Contribution Date may be assigned, in respect of any Points allocated to a Management Member, a "Benchmark Amount," which shall be an amount determined by the Compensation Committee (or the Board, as applicable) at the time the Compensation Committee (or the Board, as applicable) assigned such Points (such Points to which a Benchmark applies, the "Benchmarked Points"). The Benchmark Amount may be used by the Compensation Committee to calculate an appropriate adjustment to a Management Member's Carry Percentage, and/or the manner and timing of distributions to Management Members, to reflect the increase or decrease in the value of the Company between the Initial Contribution Date and the date of such award or as otherwise required by the Compensation Committee in its discretion. The Benchmark Amounts (if any) for each Management Member will be reflected on Schedule B.

     Section 10.2 Distributions Generally. This section provides for the distribution of certain amounts ("Distributable Amounts") to the Members. The term "Distributable Amounts" means (a) upon the occurrence of an Exit Event, all amounts held by the Company immediately following such Exit Event, reduced by existing liabilities (including the pro rata payment of all amounts owed in respect of outstanding Special Membership Interests) and expenses of the Company and a reasonable reserve for future liabilities and expenses; and (b) at any other time determined by the Board, any amounts designated by the Board in its sole discretion (subject to Section 10.8 hereof). Immediately prior to the making of any distribution, a tentative distribution schedule shall be made for the purpose of determining each Member's Performance Percentage, if any. Distributable Amounts shall then be distributed in the following order and priority:

     (a) First, to the Members and Ex-Management Members, an amount equal to their aggregate Unreturned Capital (in the proportion that each such Member's or Ex-Management Member's share of Unreturned Capital immediately prior to such distribution bears to the aggregate Unreturned Capital of all Members and Ex-Management Members immediately prior to such distribution), until each Member and Ex-Management Member has received distributions in an amount equal to its Unreturned Capital immediately prior to such distribution, and no distribution or portion thereof shall be made under any of Section 10.2(b)-(e) below until the entire amount of the Unreturned Capital for all Members and Ex-Management Members has been paid in full;

     (b) Second, from and after the Fifth Amended Effective Date, the Interest Priority Payments (if any) required to be paid to the applicable individuals pursuant to Section 10.10 shall be paid until the aggregate Interest Priority Payments required to be paid pursuant thereto have been paid and following (and only following) the payment of the aggregate Interest Priority Payments, the Vesting Service Catch Up Payment (if any) required to be paid to the applicable individuals pursuant to Section 10.10 shall be paid until the aggregate Vesting Service Catch Up Payments required to be paid pursuant thereto have been paid;

     (c) Third, until such time as Kelso achieves the Trigger Multiple,

          (i) to each Management Member and Ex-Management Member (other than the individuals set forth on Schedule 10.9 in respect of any Benchmarked Points held by such individuals), the product of (A) the amount that is the lesser of (I) the Trigger Achieving Balance and (II) the remaining balance to be distributed at such time (after giving effect to Section 10.2(a) above) and (B) each such Management Member's or Ex-Management Member's Adjusted Carry Percentage (it being understood that (x) Benchmarked Points of the individuals set forth on Schedule 10.9 shall be treated as non-Benchmarked Points solely for purposes of calculating clause (ii) of the definition of "Carry Percentage" in Section 10.1(a) (and in turn the calculation of Adjusted Carry Percentages of all Management Members for purposes of this clause (b)(i)) and (y) Benchmarked Points shall not be included for purposes of calculating clause (i) of the definition of "Carry Percentage" in Section 10.1(a) (and in turn the calculation of Adjusted Carry Percentage) for individuals holding Benchmarked Points but otherwise participating under this Section 10.2(c)(i) by virtue of non-Benchmarked Points), and

          (ii) to the Members (and Ex-Management Members, if applicable) in proportion to their respective Aggregate Investments (as defined in Section 10.2(f)), the lesser of (I) the remaining amount of the Trigger Achieving Balance and (II) the remaining amount of the balance to be distributed at such time (in each case after giving simultaneous effect to distributions made under clause (c)(i) above);

     For purposes of this Section 10.2(c), the "Trigger Achieving Balance" means the amount of the distribution in question which, after giving effect to clause 10.2(c)(ii), results in Kelso achieving the Trigger Multiple.

     (d) Fourth, following (and only following) achievement by Kelso of the Trigger Multiple, the Catch Up Payments (if any) required to be paid to the applicable individuals pursuant to

Section 10.9 shall be paid until the aggregate Catch Up Payments required to be paid pursuant thereto have been paid;

     (e) Fifth, following (and only following) achievement by Kelso of the Trigger Multiple and the payment of Catch Up Payments pursuant to Section 10.2(d) above, to each Management Member and Ex-Management Member, an amount equal to the product of (i) the sum of (A) the balance remaining to be distributed at such time (after giving effect to clauses (a), (b), (c) and (d) above, in each case to the extent applicable to the distribution in question) and (B) aggregate Catch Up Payments being paid pursuant to Section 10.2(d) above (if any), and (ii) the Adjusted Carry Percentage of such Management Member or Ex-Management Members (it being understood that, if Catch Up Payments are being paid pursuant to Section 10.2(d) above, the sum of (A) and
(B) in clause (i) hereof is simply a notional amount, but that the product of
(i) and (ii) shall be an actual distribution); and

     (f) Sixth, to the Members (and Ex-Management Members, if applicable), the remaining balance to be distributed (in proportion to their respective Aggregate Investments). For purposes of this Agreement, the "Aggregate Investment," with respect to any Member or Ex-Management Member, as applicable, shall mean the sum of such Member's (or Ex-Management Member's, as applicable) aggregate Capital Contributions and advances of Special Membership Interest Aggregate Funds.

     Notwithstanding the foregoing, for purposes of Sections 10.2(c) or (e), as applicable, if any Management Member has Benchmarked Points, then distributions to such Management Member pursuant to this Section 10.2 in respect of such Benchmarked Points shall be made as though the aggregate Unreturned Capital of all Members immediately prior to the time of the granting of the applicable Benchmarked Points had been equal to such Management Member's applicable Benchmark Amount (which has the effect of making less proceeds assumed to be available for distribution pursuant to Sections 10.2(c) or (e), as applicable, since more amounts are assumed to be distributed pursuant to Section 10.2(a)); provided that the foregoing shall in no event apply to the individuals set forth on Schedule 10.9 hereof in respect of any Benchmarked Points held by such individuals. An amount equal to the amount of any reduction in distributions to a Management Member resulting from the application of the foregoing sentence (i.e., the incremental amount that such Management Member with a Benchmark Amount would have otherwise been distributed pursuant to any particular distribution but for the application of the prior sentence) shall be distributed, in accordance with Section 10.2(c) or (e), as applicable, and Section 10.2(f), to all of the other Members then entitled to participate in distributions pursuant thereto. For the avoidance of doubt, with respect to any Management Member holding both (i) Benchmarked Points and (ii) Points without an assigned Benchmark Amount, such Management Member's distributions pursuant to Section 10.2(c) or (e), as applicable, will be reduced, as applicable, solely in respect of the Benchmarked Points.

     In the event that an Exit Event is structured as a sale of Interests by the Members, rather than a distribution of proceeds by the Company, the purchase agreement governing such Interest sale will have provisions therein which replicate, to the greatest extent possible, the economic result which would have been attained under this
Article X had the Exit Event been structured as a distribution of proceeds.

     Section 10.3 Distributions In Kind. In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Members.

     Section 10.4 No Withdrawal of Capital. Except as otherwise expressly provided in Article XIV, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member's Capital Contributions or advance of Special Membership Interest Funds, as applicable.

     Section 10.5 Withholding.

     (a) Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state, local or foreign income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person's fraud, willful misfeasance, bad faith or gross negligence) relating to such Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or as a result of such Member's participation in the Company, provided that such liability of any Member shall not exceed the sum of the balance of such Member's Capital Account, after giving effect to all adjustments hereunder, and the aggregate amount of all prior distributions made to such Member by the Company.

     (b) Notwithstanding any other provision of this Article X, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member's participation in the Company and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Compensation Committee, to the interest of such Member in the Company), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member's interest in the Company to the extent that the Member (or any successor to such Member's interest in the Company) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such amount.

     (c) If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.

     Section 10.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 40 of the Marshall Islands Act or other applicable law.

     Section 10.7 Tax Distributions. In the event the Company allocates net taxable income to any of the Company's Members for any accounting period, then, at the Compensation Committee's discretion (or the Board, if there shall be no Compensation Committee), the Company will make distributions of cash to such members prior to any other distributions provided for in Article X in an amount determined by the Compensation Committee (or the Board, if there shall be no Compensation Committee) for the purpose of allowing such members to satisfy their tax liability arising as a result of such allocation. Tax distributions made pursuant to the foregoing shall be treated as advances against distributions payable to members pursuant to Section 10.2.

     Section 10.8 Eagle Bulk Shipping Advances. Notwithstanding anything to the contrary, all principal payments paid to the Company in respect of any Bulk Advances (as defined below), and quarterly (or such other scheduled payment intervals that is on a basis consistent with the timing of payments in respect of such Bulk Advances) cash payments at a fixed per annum rate of seven percent (7.0%) on the amount equal to the daily outstanding principal amount of any Bulk Advances (the "Special Interest Payment"), shall be paid pro rata to (and only to) the holders of outstanding Special Membership Interests, until the Bulk Advances are repaid to the Company in full; provided, however, that no such payments shall be made if, after giving effect to such payments, the Company would be insolvent. Any repayment of principal on the Bulk Advances subsequently paid to any Member pursuant to the foregoing shall reduce such Member's Special Membership Interest on a dollar for dollar basis (and, as result, only such reduced amount shall be considered outstanding as a Special Membership Interest for purposes of this Agreement, and Schedule E shall be amended accordingly). For purposes of this Agreement, "Bulk Advances" shall be loans made by the Company to Eagle Bulk Shipping Inc., a Marshall Islands corporation and a Subsidiary of the Company, as determined to be made by the Board in its discretion, of funds advanced to the Company as Special Membership Interest Funds.

     Section 10.9 Benchmarked Points - Catch Up Payment. Notwithstanding anything to the contrary, following Kelso's achievement of the Trigger Multiple, a Catch Up Payment (as defined below) shall be paid to each of the individuals set forth on Schedule 10.9 as a priority distribution before payment of any amounts are distributed to the other Members or Management Members (or Ex-Management Members), as applicable; provided, that, once a Catch Up

Payment is paid in full to an individual set forth on Schedule 10.9 in accordance with Section 10.2(d) such individual shall no longer have a right to receive any Catch Up Payment in future distributions under this Agreement. For purposes of this Section 10.9, (i) a "Catch Up Payment", with respect to each of the individuals set forth on Schedule 10.9, shall mean a distribution in an amount equal to the lesser of (A) such individual's pro rata portion (determined pro rata for relative Unreturned Benchmark Withholdings) of Distributable Amounts remaining to be distributed (after giving effect to Section 10.2(c)), and (B) such individual's Unreturned Benchmark Withholdings,
(ii) "Unreturned Benchmark Withholdings", with respect to each of the individuals set forth on Schedule 10.9, means that portion of such individual's Aggregate Benchmark Withholding which has not been paid to such individual pursuant to any priority catch up distribution or otherwise, and
(iii) "Aggregate Benchmark Withholdings", with respect to each of the individuals set forth on Schedule 10.9, means the aggregate incremental reduction in such Management Member's distributions pursuant to Section 10.2 resulting from the fact that such individual's Benchmarked Points were excluded from distributions under Section 10.2(c) (i.e, the aggregate incremental amount that such Management Member would have otherwise been distributed under Section 10.2(c) pursuant to any prior distribution or distributions if all of such Management Member's Points (including Benchmarked Points) were included for purposes of clause (i) of the definition of Carry Percentage with respect to such individual). Notwithstanding the foregoing, if in connection with an Exit Event distribution, any remaining proceeds (after giving effect to Section 10.2(c)) are not sufficient (A) to make payments of all required Catch Up Payments pursuant to Section 10.2(d) and (B) to pay any amounts required to be paid to all Management Members and Ex-Management Members pursuant to the terms of Section 10.2(e), then the Compensation Committee shall have discretion to allocate any such remaining proceeds among the Management Members and Ex-Management Members (including in respect of Catch Up Payments then due) in an equitable manner taking into account the intent of this Agreement. The implementation of, and all decisions with respect to, this Section 10.9 shall be determined by the Board or the Compensation Committee in its good faith discretion.

     Section 10.10 Fifth Amended Catch Up Payments. Notwithstanding anything to the contrary, with respect to any distributions of Distributable Amounts following the Fifth Amended LLC Effective Date, prior to making any distributions pursuant to Section 10.2 (other than as set forth in Section 10.2(b)), first an Interest Priority Payment (as defined below) and then a Vesting Service Catch Up Payment (as defined below) shall be paid to each of the individuals set forth on Schedule 10.10 (pro rata to each individual in accordance with the amount of such payment required to be made to such individual relative to the aggregate amount of all such payments to all individuals as listed on Schedule 10.10) as a priority distribution before payment of any amounts are distributed to any other Members; provided, that, once the Interest Priority Payment and Vesting Service Catch Up Payment is paid in full to each of the individuals set forth on Schedule 10.10 in accordance with Section 10.2(b) such individuals shall no longer have a right to receive any Interest Priority Payments and Vesting Service Catch Up Payments in future distributions under this Agreement. For purposes of this
Section 10.10, (i) an "Interest Priority Payment" means, for each Management Member, the amount set forth opposite such Management Member's name on Schedule 10.10 under the heading "Interest Priority Payment," and (ii) a "Vesting Service Catch Up Payment", means, for each Management Member, the amount set forth opposite such Management Member's name on Schedule 10.10 under the heading "Vesting Service Catch Up Payment". Notwithstanding the foregoing, if in connection with an Exit Event distribution, any remaining proceeds are not sufficient to make payments of all required Interest Priority Payments and Vesting Service Catch Up Payments pursuant to Section 10.2(b), then the Compensation Committee shall have discretion to allocate any such remaining proceeds among the Management Members and Ex-Management Members (including in respect of Interest Priority Payments and Vesting Service Catch Up Payments then due) in an equitable manner taking into account the intent of this Agreement. The implementation of, and all decisions with respect to, this Section 10.10 shall be determined by the Board or the Compensation Committee in its good faith discretion.

     Section 10.11 Periodic Catch Up Payments. From and after the time the Interest Priority Payments and Vesting Service Catch Up Payments are made in full pursuant to Section 10.2(b), the Board shall have discretion to make periodic upward adjustments to the allocation of Distributable Amounts to the Management Members in respect of Points held by such Management Members that have a different Carry Percentage at the time of such distribution in question as compared to the Carry Percentage that was used to calculate the allocation of Distributable Amounts made to such Management Members at the time of any prior interim distributions. The intention of the foregoing is to allocate an additional portion of future Distributable Amounts to Management Members in respect of Points then held in an incremental amount (in excess of actual receipts) that such Management Member would have received pursuant to Section
10.2 at each such prior interim distribution if the Points held by such Management Member had participated at the then existing Carry Percentage, after giving effect to this Section 10.11, (as opposed to the Carry Percentage that existed at the time of the prior distribution). To illustrate the foregoing, if the Board determines to make an upward adjustment as contemplated by this Section 10.11 at a future distribution of Distributable Amounts, the Board may make a comparative evaluation to determine the difference between (x) the actual amount of distributions received by the Management Members prior to such distribution in question plus the amount that would be distributed to the Management Members in such distribution in question if this Section 10.11 adjustment was not applicable to such distribution and (y) the aggregate amount that the Management Members would have received if all prior distributions were being made in one lump sum payment at the time of the distribution in question (including the amounts actually being distributed at the time of such distribution). The positive difference between (x) and (y) may represent the aggregate adjustment to be made at the time of such distribution in which the Board determines to implement the principles of Section 10.11. The implementation of, and all decisions (including, without limitation, the calculation of the actual amount payable and the timing of such payments) with respect to, this Section 10.10 shall be determined by the Board or the Compensation Committee in its good faith discretion.

                                  ARTICLE XI

                               BOOKS AND RECORDS

     Section 11.1 Books, Records and Financial Statements. At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member owning Units and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company, provided that the Company may maintain the confidentiality of Schedule B. The Company shall provide to all Members owning Units, within 120 days of fiscal year end, annual audited financial statements of the Company. The annual audited financial statements may be provided to all such Members, in the sole discretion of the Board, either electronically or via hard copy.

     Section 11.2 Filings of Returns and Other Writings; Tax Matters Partner.

     (a) The Company shall timely file all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Within 90 days after the end of each taxable year (or as soon as reasonably practicable thereafter), the Company shall send to each Person that was a Member at any time during such year such information as may be necessary for such Person to file his, her or its United States federal income tax returns.

     (b) KIA VII shall be the tax matters partner of the Company, within the meaning of section 6231 of the Code (the "Tax Matters Partner") unless a Majority in Interest votes otherwise. Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     (c) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

     (d) The provisions of this Section 11.2 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Company or the Members.

     Section 11.3 Accounting Method. For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

     Section 11.4 Appraisal. The Company shall engage, from time to time, but not less often than within 90 days after every fiscal year, commencing with the fiscal year ending on December 31, 2005, a nationally recognized independent valuation consultant or appraiser of national standing reasonably satisfactory to Kelso and the Chief Executive Officer of Eagle Shipping (which approval shall not be unreasonably withheld) (the "Appraiser") to appraise the Fair Market Value of the Interests as of the last day of the fiscal year then most recently ended or, at the request of the Company, as of any more recent date (the "Appraisal Date") and to prepare and deliver a report to the Company describing the results of such appraisal (the "Appraisal"). The Company shall bear the fees and expenses of each Appraisal.

                                 ARTICLE XII

                  LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 12.1 Liability. Except as otherwise provided by the Marshall Islands Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     Section 12.2 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement.

     Section 12.3 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this

Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     Section 12.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

     Section 12.5 Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys' fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 12.4.

     Section 12.6 Severability. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated.

                                 ARTICLE XIII

                            TRANSFERS OF INTERESTS

     Section 13.1 Restrictions on Transfers of Interests or Special Membership Interests by Management Members, Outside Investor Members and Other Investor Members. No Member (other than the Kelso Members) may Transfer any Interests or Special Membership Interests (including, without limitation to any other Member, or by gift, or by operation of law or otherwise, provided that Interests and/or Special Membership Interests may be Transferred (a) pursuant to Section 13.2 ("Estate Planning Transfers, Transfers Upon Death"),
(b) in accordance with Section 13.5 ("Puts"), (c) in accordance with Section
13.6 ("Involuntary Transfers"), (d) pursuant to Section 13.10(a) ("Tag-Along Rights") and (e) pursuant to Section 13.10(b) ("Drag-Along Rights"). Notwithstanding the foregoing, Zoullas may Transfer his Interests and/or Special Membership Interests to any of his Affiliates or to any Outside Investor Member or its Affiliates, and any Outside Investor Member may transfer its Interests and/or Special Membership Interests to its Affiliates or to Zoullas or any of his Affiliates, subject in each case to the requirements of applicable law. Each Other Investor Member may transfer its Interests and/or Special Membership Interests to any of its Affiliates. The Kelso Members shall be free to Transfer their Interests and/or Special Membership Interests, in whole or in part, at any time, subject to Section 13.10(a) and (b).

     Section 13.2 Estate Planning Transfers; Transfers upon Death of a Management Member, Outside Investor Members or Other Investor Members. Interests and/or Special Membership Interests held by any Member may be transferred for estate-planning purposes of such Member, authorized by the prior written approval of the Board which shall not be unreasonably withheld (excluding such Member and other members of the Board who are designees of such Member), to (A) a trust under which the distribution of the Interests and/or Special Membership Interests may be made only to beneficiaries who are such Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants, (B) a charitable remainder trust, the income from which will be paid to such Member during his or her life, (C) a corporation, the members or shareholders of which are only such Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants or (D) a partnership or limited liability company, the partners or members of which are only such Member, his or her spouse, his or her parents, members of his or her immediate family or his or her lineal descendants. Interests and/or Special Membership Interests may be transferred as a result of the laws of descent, provided that any heirs, executors or other beneficiaries shall remain subject to the terms of this Agreement as if such Member continued to hold the Interests and/or Special Membership Interests, as applicable, directly.

     Section 13.3 Effect of Assignment. The Company shall, from the effective date of any permitted assignment or Transfer of an Interest and/or Special Membership Interest (or part thereof), as applicable, thereafter pay all further distributions or payments on account of such Interest and/or Special Membership Interest (or part thereof), as applicable, to the assignee or transferee, as applicable, of such Interest and/or Special Membership Interests (or part thereof), as applicable. It is understood that for purposes of Section 10.2(c) of this Agreement, any Member transferring Units (including a transfer of Units to the Company pursuant to Section 13.5 hereof) shall be deemed to have made Aggregate Investments in an amount ratably reduced by the proportion of such Member's total Units (before giving effect to the applicable transfer) so transferred.

     Section 13.4 Overriding Provisions.

     (a) Any Transfer in violation of this Article XIII shall be null and void ab initio, and the provisions of Section 13.3 shall not apply to any such Transfers. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

     (b) All Transfers permitted under this Article XIII are subject to this
Section 13.4, Section 13.5 and Section 13.10.

     (c) Any proposed Transfer by a Member pursuant to the terms of this
Article XIII shall, in addition to meeting all of the other requirements of this Agreement, satisfy the following conditions: (i) the Transfer will not be effected on or through an "established securities market" or a "secondary market or the substantial equivalent thereof," as such terms are used in Treasury Regulations section 1.7704-1, and, at the request of the Board, the transferor and the transferee will have each provided the Company a certificate to such effect; and (ii) the proposed Transfer will not result in the Company having more than 99 Members, within the meaning of Treasury Regulations section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations section 1.7704-1(h)(3)). The Board may in its sole discretion waive the condition set forth in clause (ii) of this Section 13.4(c).

     (d) The Company shall promptly amend Schedule A and/or Schedule E, as applicable, to reflect any permitted Transfers of Interests or Special Membership Interests, as applicable, pursuant to this Article XIII.

     Section 13.5 Put Rights with respect to Interests and Special Membership Interests Owned by Zoullas and the Outside Investor Members.

     (a) Sale to the Company ("Put Rights"). Subject to all provisions of this
Section 13.5(a) and to Section 13.5(b) ("Prohibited Purchases"), unless otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company and Zoullas, Zoullas shall have the right to sell to the Company, and the Company shall have the obligation to purchase from Zoullas and the Outside Investor Members, all, but not less than all, of the Interests and Special Membership Interests owned by Zoullas and the Outside Investor Members following the termination of employment of Zoullas, at their Fair Market Value (as of the date of the Put Notice (as defined below)), if the employment of Zoullas with the Company or any Subsidiary that employs Zoullas (or by the Company on behalf of any such Subsidiary) (i) is terminated without Cause or (ii) terminates as a result of (A) the death or Disability of Zoullas, (B) the Resignation of Zoullas for Good Reason or (C) upon the approval of such right by the Compensation Committee, the Retirement of Zoullas. If Zoullas desires to sell Interests and Special Membership Interests pursuant to this Section 13.5(a), he (or his estate, as the case may be) shall notify the Company (such notice, the "Put Notice") not more than 60 days after the qualifying termination of employment as described in (i) and
(ii) above (such 60 day period, the

"Put Notice Period"). Failure to deliver the Put Notice within the Put Notice Period pursuant to the preceding sentence shall constitute a waiver of the Put Right by Zoullas (or his estate). Subject to the provisions of paragraphs (b) and (c) of this Section 13.5, the Company shall purchase and deliver payment for the Interests and Special Membership Interests of the Zoullas and the Outside Investor Members not later than 60 days after receipt of the Put Notice. The Company shall be permitted to use the proceeds from any key man insurance policy on Zoullas to fulfill its obligations under this Section 13.5.

     (b) Prohibited Purchases. Notwithstanding anything to the contrary herein, and unless otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company, and Zoullas, the Company shall not be permitted or obligated to purchase any Interests and/or Special Membership Interests from Zoullas or any Outside Investor Member hereunder to the extent (i) the Company is prohibited from purchasing such Interests and/or Special Membership Interests (or incurring debt to finance the purchase of such Interests and/or Special Membership Interests), or a Subsidiary is restricted from distributing funds to the Company for such purchase, in any case by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, which have been entered into or which may be entered into by the Company or any of its Subsidiaries, including those to finance the acquisition of assets or businesses by the Company or any of its Subsidiaries and any future acquisitions or recapitalizations (the "Financing Documents") or by applicable law, (ii) an event of default has occurred (or, with notice or the lapse of time or both, would occur) under any Financing Document and is (or would be) continuing, or (iii) the purchase of such Interests and/or Special Membership Interests (including the incurrence of any indebtedness in connection with the financing of such purchase) or the distribution of funds to the Company by a Subsidiary for such purchase (1) would, or in the opinion of the Board (excluding from such determination Zoullas and other members of the Board who are designees of the Zoullas or the Outside Investor Members) might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default, or (2) would, in the reasonable opinion of the Board (excluding Zoullas and other members of the Board who are designees of Zoullas or the Outside Investor Members), be imprudent in view of the financial condition (present or projected) of the Company or any of its Subsidiaries or the anticipated impact of the purchase of such Interests and/or Special Membership Interests on the Company's or any of its Subsidiaries' ability to meet their respective obligations under any Financing Document or otherwise, or to satisfy and make their planned capital or other expenditures or satisfy any related obligations. If Interests and/or Special Membership Interests which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of Interests and/or Special Membership Interests up to the Maximum Amount (if any) (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine.

     (c) Form of Payment. Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to Zoullas or any Outside Investor Member under this Agreement by reason of paragraph (b) of this Section 13.5, the Company shall have the option to pay all or a portion of the purchase price for such Interests and Special Membership Interests, as applicable, with a subordinated note accruing simple interest at 6% per annum which is fully subordinated in right of payment and exercise of remedies to the lenders' rights under the Financing Documents and the maturity date of which is 30 days after the latest maturity date on any debt of the Company which is outstanding (or reasonably expected to become outstanding) as of the date such subordinated note is issued; provided, that if all or a portion of the purchase price will be paid by delivery of a subordinated note, at least 10 business days prior to the payment due date, the Company shall notify Zoullas (or his estate, as the case may be) that it will pay all or a portion of the purchase price with a subordinated note, and Zoullas (or his estate, as the case may be) shall have 10 business days from receipt of such notice to rescind his or her (or his or her estate's, as the case may be) election to sell his Interests and Special Membership Interests, as applicable, and those of the Outside Investor Members to the Company.

     (d) Interests of Outside Investor Members. Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 13.5, the exercise of the Put Right by Zoullas with respect to Interests and Special Membership Interests, as applicable, owned by him and the Outside Investor Members shall be deemed to be binding on the Outside Investor Members with respect to the Interests and Special Membership Interests, as applicable, owned by the Outside Investor Members. Upon any exercise by Zoullas, and subject to the provisions of paragraphs (b) and (c) of this Section 13.5, each Outside Investor Member shall have the obligation to sell, and the Company shall have the obligation to purchase, all of each such Outside Investor Member's Interests and Special Membership Interests, as applicable, on the terms set forth in this Section 13.5 (it being understood that any rescission by Zoullas shall also be deemed to be a rescission with respect to the Interests and Special Membership Interests, as applicable, owned by the Outside Investor Members). The exercise of the Put Right by Zoullas may have such other consequences to Zoullas (including consequences with respect to the forfeiture of Points) as may be set forth in any employment or services agreement between the Company or one of its Subsidiaries and Zoullas.

     Section 13.6 Involuntary Transfers. Any transfer of title or beneficial ownership of Interests or Special Membership Interests, as applicable, upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Management Member, Outside Investor Member or Other Investor Member (each, an "Involuntary Transfer") shall be void unless such Management Member, Outside Investor Member or Other Investor Member complies with this Section 13.6 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Interests or Special Membership Interests, as applicable, pursuant to this Section 13.6 and the person or entity to whom such Interests or Special Membership Interests, as applicable, have been Transferred (the "Involuntary Transferee") shall have the obligation to sell such Interests or Special Membership Interests, as applicable, in accordance with this
Section 13.6. Upon the Involuntary Transfer of any Interest or Special Membership Interests, as applicable, such Management Member, Outside Investor Member or Other Investor Member shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Interests and Special Membership Interests acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Interests or Special Membership Interests, as applicable, and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Interests or Special Membership Interests, as applicable, over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer. For purposes of this Agreement, "Carrying Value", with respect to any outstanding Special Membership Interest, means the value equal to the Special Membership Interest Funds advanced by the applicable selling Management Member, Outside Investor Member or Other Investor Member in respect of any such outstanding Special Membership Interest (plus any portion of accrued and unpaid interest on the applicable pro rata outstanding portion of the Bulk Advances that is allocable to the applicable Member pursuant to
Section 10.8), less principal amounts paid to such Member in respect of such Member's Special Membership Interest.

     Section 13.7 Assignment by the Company. The Company shall have the right to assign to Kelso all or any portion of its rights and obligations under Sections 13.5(a) or 13.6, provided that any such assignment or assumption is accepted by Kelso. If the Company has not exercised its right to purchase Interests or Special Membership Interests pursuant to any such section within 15 days of receipt by the Company of the letter, notice or other occurrence giving rise to such right, then Kelso shall have the right to require the Company to assign such right. Kelso shall have the right to assign to one or more of the Kelso Members all or any of its rights to purchase Interests or Special Membership Interests pursuant to this Section 13.7.

     Section 13.8 Substitute Members. In the event any Management Member, Outside Investor Member, Other Investor Member or Kelso Member Transfers its Interest or Special Membership Interests in compliance with the other provisions of this Article XIII, the transferee thereof shall have the right to become a substitute Management Member, Outside Investor Member, Other Investor Member or substitute Kelso Member, as the case may be, but only upon satisfaction of the following:

     (a) execution of such instruments as the Board deems reasonably necessary or desirable to effect such substitution; and

     (b) acceptance and agreement in writing by the transferee of the Member's Interest or Special Membership Interest, as applicable, to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including breaches hereof) applicable to the transferor.

     Section 13.9 Release of Liability. In the event any Member shall sell such Member's entire interest in the Company (other than in connection with an Exit Event) in compliance with the provisions of this Agreement, including, without limitation, pursuant to the last sentence of Section 13.6, without retaining any interest therein, directly or indirectly, then the selling Member shall, to the fullest extent permitted by law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer; provided, however, that no such Transfer shall relieve any Management Member of his obligations pursuant to Section 4.6 hereof and such obligations shall survive any termination of such Management Member's membership in the Company for the restriction period set forth in Section 4.6.

     Section 13.10 Tag-Along and Drag-Along Rights; Initial Members Participation Rights.

     (a) Tag-Along Rights. In the event that at any time any Kelso Member proposes to Transfer Interests or Special Membership Interests in the Company, other than any Transfer to an Affiliate of Kelso, and such Interests or Special Membership Interests would represent, together with all Interests and Special Membership Interests previously Transferred by the Kelso Members, more than 10% of the aggregate Interests and Special Membership Interests, taken together, held by the Kelso Members, then at least thirty (30) days prior to effecting such Transfer, Kelso shall give each Management Member written notice of such proposed Transfer. Each Management Member shall then have the right (the "Tag-Along Right"), exercisable by written notice to Kelso, to participate pro rata in such sale by selling a pro rata portion of such Management Member's Interests or Special Membership Interests, as applicable, on substantially the same terms (including with respect to representations, warranties and indemnification) as the selling Kelso Members (including relative proportions of Interests and Special Membership Interests being sold), provided, however, that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the relative Interests and Special Membership Interests being sold by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser; provided, further, however, that the form or forms of consideration to be received by Kelso or any Kelso Member in connection with the proposed sale may be different from that received by the Management Members so long as the value of the consideration to be received by Kelso or any Kelso Member is the same or less (with respect to each of the Interests and Special Membership Interests being sold) than what they would have received had they received the same form or forms of consideration as the Management Members (as reasonably determined by the Board in good faith). In the event the Kelso Members sell less than 100% of their aggregate Interests and Special Membership Interests in the Company, and any Management Member exercises its rights under this Section 13.10(a), participation "pro rata in such sale" shall be based on relative Capital Contributions unless the Compensation Committee deems the provisions of Article X operative.

     (b) Drag-Along Rights. (i) Subject to the provisions of Section 13.12 ("Right of First Offer"), in the event that at any time any Kelso Member (A) proposes to Transfer Interests or Special Membership Interests in the Company, other than any Transfer to an Affiliate of Kelso, and such Interests or Special Membership Interests would represent, together with all Interests and Special Membership Interests previously Transferred by the Kelso Members, more than 75% of the aggregate Interests and Special Membership Interests, taken together, held by the Kelso Members or (B) desires to effect an Exit Event, the Kelso Members shall have the right (the "Drag-Along Right"), upon written notice to the other Members, to require that each other Member join pro rata in such sale on substantially the same terms (including with respect to representations, warranties and indemnification) as the selling Kelso Members, provided, however, that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the relative purchase price being received by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser; provided, further, however, that the form or forms of consideration to be received by Kelso or any Kelso Member in connection with the proposed sale may be different from that received by the other Members so long as the value of the consideration to be received by Kelso or any Kelso Member is the same or less (with respect to each of the Interests and Special Membership Interests being sold) than what they would have received had they received the same form or forms of consideration as the other Members (as reasonably determined by the Board in good faith). Notwithstanding the foregoing, the Kelso Members shall not be permitted to exercise the Drag-Along Right for a period of 18 months following the date hereof (the "Kelso Restriction Period") unless (x) the Company or any of its Subsidiaries is in default under any Financing Document or (y) for any fiscal quarter, in the good faith reasonable judgment of the Board, the Company and its Subsidiaries have failed to meet or exceed 75% of targeted EBITDA (as set forth in most recently business plan approved by the Board) for such period as set forth in the most recent business plan approved by the Board for such period. For purposes of this Section 13.10, for each Member, "joining the Kelso Members in such sale" shall include voting its Interests consistently with the Kelso Members, transferring its Interests or Special Membership Interests to a corporation organized in anticipation of such sale in exchange for capital stock or other securities of such corporation, executing and delivering agreements and documents which are being executed and delivered by the Kelso Members and providing such other cooperation as the Kelso Members may reasonably request.

     (ii) Any Exit Event may be structured as an auction and may be initiated by the delivery to the Company and the other Members of a written notice that Kelso has elected to initiate an auction sale procedure. Kelso shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including, without limitation, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Member shall provide assistance with respect to these actions as reasonably requested.

     (iii) In the event the Kelso Members sell less than 100% of their Interests and Special Membership Interests in the aggregate in the Company, joining "pro rata in such sale" shall be based on relative Capital Contributions and Special Membership Interest Aggregate Funds unless the Compensation Committee deems the provisions of Article X operative.

     (c) Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and Kelso in connection with an Exit Event shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Members on a pro rata basis based on the consideration received by each Member in such Exit Event.

     (d) Initial Members Participation Rights. In addition, in the event the Board permits any Member (other than a Kelso Member) to Transfer Interests or Special Membership Interests that would not otherwise be permitted by the terms of this Agreement (such transferring Member, the "Transferor Member"), then at least thirty (30) days prior to effecting such Transfer, the Transferor Member shall give each Initial Member written notice of such proposed Transfer. Each Initial Member shall then have the right exercisable by written notice to the Transferor Member to participate pro rata in such sale by selling a pro rata portion of such Initial Member's Interests or Special Membership Interests, as applicable, on substantially the same terms (including with respect to representations, warranties and indemnification) as the Transferor Member, provided, however, that any representations and warranties relating specifically to any Initial Member shall only be made by that Initial Member and any indemnification provided by the Initial Members shall be based on the relative Interests or Special Membership Interests, as applicable, being sold by each Initial Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser; provided, further, however, that the form or forms of consideration to be received by the Transferor Member in connection with the proposed sale may be different from that received by the Initial Members so long as the value of the consideration to be received by the Transferor Member is the same or less (in respect of each of the Interests and Special Membership Interests, as applicable) than what they would have received had they received the same form or forms of consideration as the Initial Members (as reasonably determined by the Board in good faith).

     Section 13.11 Initial Public Offering. [intentionally left blank]

     Section 13.12 Right of First Offer.

     (a) In the event that the Board determines to sell any of the vessels owned by any of its Subsidiaries or the equity securities or other interests in any of its Subsidiaries that own any such vessels to a Third Party (any such sale, a "Ship Sale") and Zoullas objected to such Ship Sale (such objection to be evidenced by a negative vote or a no vote by Zoullas (in the event Zoullas did not have the opportunity to vote) in the meeting of the Board in which the decision to proceed with a potential Ship Sale was ratified by the Board in accordance with the terms of this Agreement), the Company shall promptly send to Zoullas a notice (the "ROFO Notice") setting forth its intentions with respect to a Ship Sale and offering Zoullas the right (the "ROFO") to make an offer to purchase the vessel described in the ROFO Notice. Within seven (7) days of receipt of a ROFO Notice, Zoullas shall notify the Board that he either (i) wishes to exercise his ROFO with respect to the Ship Sale described in the ROFO Notice or (ii) does not intend to exercise such ROFO. The failure to notify the Board within such seven (7) day period shall be deemed to be a notice that Zoullas does not intend to exercise his ROFO with respect to such Ship Sale. In the event Zoullas elects to exercise his ROFO with respect to the Ship Sale described in the ROFO Notice, Zoullas must, within fourteen (14) days of his receipt of the ROFO Notice (i) execute a definitive agreement with respect to such Ship Sale that is at a price acceptable to the Company and on other terms and conditions reasonably satisfactory to the Company; and (ii) make a customary deposit and provide credible evidence (as determined by the Board in its reasonable judgment) of having financing necessary to consummate such Ship Sale. If Zoullas fails to comply with the requirements of the immediately preceding sentence (which failure shall include, for the avoidance of doubt, the price not being acceptable to the Company or the Company not being reasonably satisfied with the other terms and conditions of the definitive agreement delivered by Zoullas with respect to such Ship Sale), the Company shall have no further obligations to Zoullas with respect to such Ship Sale and the Company may consummate such Ship Sale with a Third Party.

     (b) Notwithstanding anything to the contrary contained in paragraph (a) of this Section 13.12, the Company shall not be required to send a ROFO Notice and grant Zoullas a ROFO with respect to any Ship Sale if (i) the Board determines in good faith that the Company in undergoing financial difficulties at the time of such proposed Ship Sale, (ii) Zoullas is no longer a Member of the Company at the time of such proposed Ship Sale or (iii) Zoullas has previously successfully exercised a ROFO with respect to any other Ship Sale (provided that in the event Zoullas exercises a ROFO but fails to consummate the Ship Sale that was contemplated by the ROFO Notice by reason of Zoullas' failure to obtain the financing necessary to consummate such Ship Sale, the exercise of such ROFO shall be deemed to be a "successful exercise" for purposes of this clause (iii)).

     (c) Notwithstanding anything to the contrary, the provisions of this
Section 13.12 shall terminate, and no party shall have rights or obligations under this Section 13.12, upon and following an IPO.

                                 ARTICLE XIV

                   DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 14.1 Dissolving Events. The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:

     (a) the Board and the Members shall vote or agree in writing to dissolve the Company pursuant to the required votes set forth in Sections 5.3 and 4.3(d), respectively;

     (b) any event which under applicable law would cause the dissolution of the Company, provided that, unless required by law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.

     Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Marshall Islands Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.

     Section 14.2 Dissolution and Winding-Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company's assets shall be distributed in the following manner and order:

     First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company's expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);

     Second, to the payment of loans or advances that may have been made by any of the Members to the Company and amounts owed in respect of outstanding Special Membership Interests pursuant to Section 10.8; and

     Third, to the Members in accordance with Section 10.2, taking into account any amounts previously distributed under Section 10.2,

provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full, and provided, further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.

To the extent that the balances in the Capital Accounts, after adjusting the Capital Accounts for all allocations of Profits and Losses and all special book allocations and all distributions other than liquidating distributions under this Section 14.2, do not equal the amounts to be distributed hereunder, then, any provision in this Agreement to the contrary notwithstanding, the Company shall allocate gross income or gross deductions for its last Fiscal Year to the extent necessary in order that such Capital Accounts equal the distributions to be made to the Members pursuant to this Section 14.2; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income and gross deductions for the next preceding Fiscal Year to the extent necessary in order that such Capital Accounts equal such distributions; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the second preceding Fiscal Year, and so forth, with respect to all Company taxable years for which an amended return can be timely filed, to the extent necessary to cause such Capital Accounts to equal the amounts to be distributed hereunder.

     Section 14.3 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Board shall use all commercially reasonable efforts to liquidate all of the Company's assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 14.2, provided that if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 14.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 14.2, and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 14.2.

     Section 14.4 Termination. The Company shall terminate when the winding up of the Company's affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Marshall Islands Act.

     Section 14.5 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                  ARTICLE XV

                                 MISCELLANEOUS

     Section 15.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

     (a) If to the Company:

                    Eagle Ventures LLC
                    477 Madison Avenue, Suite 1405
                    New York, New York 10022


                    With a copy to:

                    Kelso & Company, L.P.
                    320 Park Avenue
                    24th Floor
                    New York, New York 10022
                    Fax: 212-223-2379
                    Attention: James J. Connors, II

                    and a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Fax: 212-735-2000
                    Attention: Lou R. Kling

     (b) If to a Member, at the address set forth opposite such Member's name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

     Section 15.2 Securities Act Matters. Each Member understands that in addition to the restrictions on transfer contained in this Agreement, he or she must bear the economic risks of his or her investment for an indefinite period because neither the Interests nor the Special Membership Interests have been registered under the Securities Act.

     Section 15.3 Headings; Interpretation. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or any burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

     Section 15.4 Entire Agreement. This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to such subject matter.

     Section 15.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 15.6 Governing Law; Attorneys' Fees; Forum; Jurisdiction; Service of Process. This Agreement shall be governed in all respects, including as to validity, construction, interpretation and effect, by the substantive laws of the Marshall Islands, without giving effect to the conflict of laws rules thereof. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from the other party or parties, any fees or expenses incurred by him, her or it (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any such action or proceeding. Each party hereby irrevocably and unconditionally agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby must be brought in the State of New York, City of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned court by notice in the manner specified in Section 15.1.

     Section 15.7 Waiver of Jury Trial. EACH MEMBER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 15.8 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

     Section 15.9 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the parties hereto. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

     Section 15.10 Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, without limitation, (a) any documents that the Company deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its Subsidiaries conduct or plan to conduct business and
(b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

     Section 15.11 Amendments. This Agreement (including this Section 15.11) may not be amended, modified or supplemented except by a written instrument signed by a Majority in Interest; provided, however, that the Board may (i) pursuant to Section 4.8, make such modifications to this Agreement, including Schedule A and Schedule B, as are necessary to admit additional Members and
(ii) pursuant to Section 10.8, make modifications to Schedule E, and (iii) to the extent that any provision related to Units is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, amend, modify or supplement such provision in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section. Notwithstanding the foregoing, for so long as Zoullas is a Member of the Company, no amendment, modification or supplement to this Agreement shall adversely affect Zoullas or the Outside Investor Members relative to the other Members unless such amendment, modification or supplement is signed by Zoullas, other than any amendment, modification or supplement required to comply with Section 409A of the Code. The Company shall notify all Members after any such amendment, modification or supplement, other than any amendments to Schedule A, Schedule B, Schedule E or any amendment required to comply with Section 409A of the Code, as permitted herein, has taken effect. Each Member acknowledges and agrees that in the event that the Board determines that Special Membership Interests shall be exchanged for Interests in the Company (or another form of security), the Board may affect such exchange and amend and make any modifications to this agreement and Schedule E which it considers necessary or appropriate to reflect any such exchange.

     Section 15.12 Outside Investor Members Representative; Power of Attorney. Each of the Outside Investor Members hereby irrevocably makes, constitutes and appoints Zoullas as its true and lawful agent, representative and attorney-in-fact for all purposes relating to this Agreement and to the Outside Investor Members' ownership of Interests and/or Special Membership Interests in the Company, including with out limitation, the full power and authority on the Outside Investor Member's behalf to (i) vote or direct the voting of such Outside Investor Member's Interests, including with respect to any amendments to this Agreement; (ii) sell, or direct the sale, of any or all of such Outside Investor Member's Interests and/or Special Membership Interests, including a sale to the Company pursuant to the exercise of any "Put Right" granted to Zoullas pursuant to Section 13.5 of this Agreement;
(iii) collect on behalf of such Outside Investor Member any amounts that the Company would otherwise pay to such Outside Investor Member in exchange of Interests and/or Special Membership Interests held by such Outside Investor Member (whether in the form of cash or a promissory note) pursuant to Zoullas' decision to exercise the Put Right relating to the Interests and/or Special Membership Interests held by Zoullas and the Outside Investor Members; and
(iv) to execute and deliver on behalf of such Outside Investor Member any instruments or other documents related to, and to take any actions deemed necessary or appropriate by Zoullas in his sole discretion to effectuate, any of the foregoing. Each of the Outside Investor Members agrees that the Company shall be entitled to rely upon the power and authority of Zoullas, acting as a limited representative of such Outside Investor Member, to act on behalf of such Outside Investor Member with respect to the Put Right described above.

     Section 15.13 Power of Attorney. Each Member hereby constitutes and appoints Kelso as his or her true and lawful representative and attorney-in-fact in his or her name, place and stead to make, execute, acknowledge, record and file the following:

     (a) any amendment to the Certificate which may be required by the laws of the Marshall Islands due to:

          (i) any duly made amendment to this Agreement, or

          (ii) any change in the information contained in such Certificate, or any amendment thereto;

     (b) any other certificate or instrument which may be required to be filed by the Company under the laws of the Marshall Islands or under the applicable laws of any other jurisdiction in which counsel to the Company determines that it is advisable to file;

     (c) any certificate or other instrument which Kelso or the Board deems necessary or desirable to effect a termination and dissolution of the Company which is authorized under this Agreement;

     (d) any amendments to this Agreement, duly adopted in accordance with the terms of this Agreement; and

     (e) any other instruments that Kelso or the Board may deem necessary or desirable to carry out fully the provisions of this Agreement; provided, however, that any action taken pursuant to this power shall not, in any way, increase the liability of the Members beyond the liability expressly set forth in this Agreement, and provided further that where action by a majority of the Board is required, such action shall have been taken.

     Such attorney-in-fact is not by the provisions of this Section 15.12 granted any authority on behalf of the undersigned to amend this Agreement, except as provided for in this Agreement. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death or incapacity of the Member granting such power of attorney.

     Section 15.14 Fees and Expenses. The Company shall assume (as applicable) and pay all legal, formation, transaction and related expenses incurred by the Company and its Subsidiaries (including all such expenses incurred by any Member on behalf of the Company and its Subsidiaries). Except (i) as provided in this Agreement, (ii) as provided in any other agreement between the Company and such Member or its Affiliates (including the letter agreement dated February 1, 2005, between Kelso & Company, L.P., the Company and Eagle Holdings LLC), or (iii) for the reasonable documented expenses incurred by Zoullas in respect of the transactions contemplated by this Agreement (including in connection with Zoullas' negotiation of this Agreement and the employment agreement between Zoullas and the Company or any Subsidiary of the Company), all other fees and expenses incurred by any Member in connection with its investment in the Company (including in connection with such Member's negotiation of this Agreement) shall be borne by the respective Member incurring such expenses.

                                  Schedule A


                                 Kelso Members

                                Initial Capital
                                  Commitment

Name & Mailing Address                                                                               Total
                                                Date of         Initial SMI    Initial Capital      Capital
                                               Admission       Funds Advance    Contribution       Commitment          Units
                                              -----------     --------------    ------------       ----------          -----
Kelso Investment Associates VII, L.P. c/o   January 28, 2005    43,143,367      30,323,681          73,467,048       30,323,681
Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY 10022

KEP VI, LLC                                 January 28, 2005    10,683,112       7,508,733          18,191,845        7,508,733
c/o Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY 10022

                              Management Members

                                Initial Capital
                                  Commitment

Name & Mailing Address
                                                                                               Total
                                Date of             Initial SMI          Initial Capital      Capital
                               Admission            Funds Advance         Contribution       Commitment        Units
                              -----------           --------------        ------------       ----------        -----
Sophocles Zoullas              January 28, 2005       1,024,490             621,836           1,646,326       621,836
829 Park Avenue
New York, New York 10021

Edward H. James                February 1, 2005         8,965                3,911             12,876          3,911
2433 Lurting Avenue
Bronx, New York 10969

Claude Thouret                 February 1, 2005        22,4717               9,777             32,194          9,777
56 Shainy Lane
Matawan, New Jersey 07747

Alan Ginsberg                  February 1, 2005        8,965                 3,911             12,876          3,911
648 Second Street
Brooklyn, New York 11215

                           Outside Investor Members

                                Initial Capital
                                  Commitment

Name & Mailing Address
                                                                                               Total
                                Date of             Initial SMI          Initial Capital      Capital
                               Admission            Funds Advance         Contribution       Commitment       Units
                              -----------           --------------        ------------       ----------       -----
Intercontinental Shipping &
  Trading Corp.                February 1, 2005       1,826,725            1,173,275         3,000,000      1,173,275
c/o Cruzpren S.L.
Tomas Morales 92, 1st Floor
Las Palmas 35004
Canary Islands, Spain

Maria Zoullas                  February 1, 2005        161,083               97,773          258,856         97,773
117 East 79th Street
New York, New York 10021

George Kaufman                 February 1, 2005        161,083               97,773          258,856         97,773
117 East 79th Street
New York, New York 10021

Jeffrey Nordhaus               February 1, 2005        134,501               58,664          193,165         58,664
220 East 72nd Street, Apt 15F
New York, New York 10021

                             Other Investor Members

                               Initial Capital
                                  Commitment

Name & Mailing Address
                                                                                          Total
                                           Date of       Initial SMI    Initial Capital  Capital
                                          Admission      Funds Advance   Contribution   Commitment   Units
                                         -----------     --------------  ------------   ----------   -----
David Hiley                             April 21, 2005      311,144        188,856        500,000   188,856
845 Riomar Drive
Vero Beach, FL 32963


Magnetite Asset Investors III L.L.C.     May 6, 2005       1,244,578       755,422       2,000,000  755,422
c/o BlackRock Financial Management
40 East 52nd Street
New York, NY 10022

                                                                    Schedule B
                                    Points

-------------------------------------------------------------------------------------------------
                                                                Benchmark
                                                                  Amount
       Name              Performance Points   Service Points      (if any)         Date of Grant
-------------------------------------------------------------------------------------------------
Sophocles N. Zoullas           750                750                              May 11, 2005
-------------------------------------------------------------------------------------------------

Alan S. Ginsberg                50                 50                              May 11, 2005
-------------------------------------------------------------------------------------------------
                               100*               100*        $230,168,796 in    January 28, 2006
                                                             respect of Points
                                                             awarded post-IPO
-------------------------------------------------------------------------------------------------
Claude Thouret                  40                 40                              May 11, 2005
-------------------------------------------------------------------------------------------------
Edward H. James                 40                 40                              May 11, 2005
-------------------------------------------------------------------------------------------------
Sunil Damodar                  20*                20*         $230,168,796 in    January 28, 2006
                                                             respect of Points
                                                             awarded post-IPO
-------------------------------------------------------------------------------------------------
    TOTAL                      1000               1000
-------------------------------------------------------------------------------------------------


* Reflects Points awarded after the IPO of Eagle Bulk Shipping, Inc. With respect to Performance Points, these post IPO Points are "Post IPO Awarded Performance Points" for purposes of this Agreement. See Schedule 10.9 for more information relating to these Benchmarked Points.

                                                                    Schedule C
                               Initial Directors

                               Michael Goldberg
                                 Philip Berney
                               Frank J. Loverro
                               Sophocles Zoullas

                                                                    Schedule D
                Post IPO Performance Percentages - Definitions

     The "Total Available Post IPO Remaining Performance Percentage" available to all Management Members allocated Performance Points (and Ex-Management Members that retain Performance Points pursuant to this Agreement, if any) on any date of determination shall equal the product of (x) seven and one half percent (7.5%) and (y) the Performance Factor (as defined below).

     The "Total Stub Performance Percentage" available to all Management Members allocated Post IPO Awarded Performance Points (and Ex-Management Members that retain Post IPO Awarded Performance Points pursuant to this Agreement, if any) on any date of determination shall equal the product of (x) nine-tenths of one percent (.9%) and (y) the Performance Factor.

     For purposes of this Schedule D:

     The "Kelso Investment Multiple" is computed by dividing (x) (i) the total Fair Market Value of all distributions (determined pro forma for any distributions to be made to the Kelso Members at the time which the Kelso Investment Multiple is calculated) received by the Kelso Members from the Company in respect of their aggregate investment in the Company (which shall include, if applicable, the Fair Market Value of any Units distributed by the Kelso Members to any Affiliate of the Kelso Members that is not a party to this Agreement) plus (ii) all principal payments on Bulk Advances and all Special Interest Payments in each case paid to the Kelso Members in respect of advances of Special Membership Interest Funds by the Kelso Members by (y) the aggregate Capital Contributions of the Kelso Members plus the Special Membership Interest Aggregate Funds advanced by the Kelso Members.

     The "Kelso IRR" means the internal rate of return, compounded annually, received by the Kelso Members on their aggregate Capital Contributions and advances of Special Membership Interest Aggregate Funds, calculated after giving full effect to any reduction in the Kelso IRR caused by an increase in the Total Available Performance Percentage.

     The "Performance Factor" is a number (between zero and one) equal to the quotient obtained by dividing (x) the excess, if positive, of the Kelso Investment Multiple over two (2) by (y) one and one quarter (1.25); provided however that if such quotient is greater than one (1), the Performance Factor shall equal one (1); provided further that, if in any date of determination of Total Available Post IPO Performance Percentage, the Kelso IRR calculated as of such date is less than 10%, the Performance Factor computed pursuant to the foregoing shall be reduced to such amount as would cause the Kelso IRR to equal 10% or, if there is no such amount, to zero (0).

Compensation Committee Adjustments

     Notwithstanding anything in the Agreement to the contrary, as contemplated by the last sentence of Section 8.5 of the Agreement, the Compensation Committee shall make such adjustments to the Kelso Investment sMultiple and the Kelso IRR or otherwise as it deems necessary in its good faith discretion to take into account any increase in interest, fees or other expenses incurred by the Company as a result of a refinancing or extraordinary dividends, with the general intention that no such increase in interest, fees or expenses resulting from the refinancing or extraordinary dividends (as applicable) would have a material adverse effect on the achievement of a particular Carry Percentage by any Management Member when measured in terms of dollars to be received (in any distributions pursuant to Section 10.2) by any such Management Member.

                                                                    Schedule E

                         Special Membership Interests

--------------------------------------------------------------------------------
            Member                 Special         Special Membership Interest
                              Membership Interest        Aggregate Funds
--------------------------------------------------------------------------------
KIA VII                          43,143,367                      43,143,367
--------------------------------------------------------------------------------
KEP VI                           10,683,112                      10,683,112
--------------------------------------------------------------------------------
Magnetite                        1,244,578                       1,244,578
--------------------------------------------------------------------------------
Sophocles Zoullas                1,024,490                       1,024,490
--------------------------------------------------------------------------------
Edward H. James                    8,967                           8,967
--------------------------------------------------------------------------------
Claude Thouret                     22,417                          22,417
--------------------------------------------------------------------------------
Alan Ginsberg                      8,967                           8,967
--------------------------------------------------------------------------------
Intercontinental Shipping &
Trading Corp                      1,826,725                       1,826,725
--------------------------------------------------------------------------------
Maria Zoullas                     161,083                         161,083
--------------------------------------------------------------------------------
George Kaufman                    161,083                         161,083
--------------------------------------------------------------------------------
Jeffrey Nordhaus                  134,501                         134,504
--------------------------------------------------------------------------------
David Hiley                       311,144                         311,144
--------------------------------------------------------------------------------

                                                                    Schedule F

                            Vested IPO Percentages


--------------------------------------------------------------------------------
           Member                                Vested IPO Percentage
--------------------------------------------------------------------------------
   Sophocles Zoullas                                5.625%
--------------------------------------------------------------------------------
   Edward James                                      0.3%
--------------------------------------------------------------------------------
   Claude Thouret                                    0.3%
--------------------------------------------------------------------------------
   Alan Ginsberg                                    0.375%
--------------------------------------------------------------------------------
   TOTAL VESTED IPO PERCENTAGE                      6.6%
--------------------------------------------------------------------------------

                                 Schedule 10.9

                              Benchmarked Points


                             Benchmarked Points
                             ------------------

                      Benchmarked         Benchmarked       Benchmark
 Name              Performance Points    Service Points       Amount      Trigger Multiple
------             -----------------    ---------------       ------      ----------------
Alan S. Ginsberg          100                 100          $230,168,796        2.184

Sunil Damodar             20                   20          $230,168,796        2.184



         Schedule Relating to Forfeiture of Benchmarked Service Points

     Unless otherwise determined by the Compensation Committee in a manner more favorable to such Ex-Management Member, or as otherwise provided in an employment or services agreement between the Company or any Subsidiary of the Company and such Management Member, if the Management Member's employment with the Company or any Subsidiary of the Company that employs such individual terminates for any reason other than for Cause, then the number of Benchmarked Service Points allocated to such Ex-Management Member shall be adjusted according to the following schedule (and shall not be adjusted according to the schedule set forth in Section 8.3(b)):


                                                               The Ex-Management
                                                               Member's Service
                                                                Points shall be
                       If the termination occurs                  reduced by
Before May 11, 2006                                                 75.00%

On or after May 11, 2006 but before August 11, 2006                 68.75%

On or after August 11, 2006 but before November 11, 2006            62.50%

On or after November 11, 2006 but before February 11, 2007          56.25%

On or after February 11, 2007 but before May 11, 2007               50.00%

On or after May 11, 2007 but before August 11, 2007                 43.75%

On or after August 11, 2007 but before November 11, 2007            37.50%

On or after November 11, 2007 but before February 11, 2008          31.25%

On or after February 11, 2008 but before May 11, 2008               25.00%

On or after May 11, 2008 but before August 11, 2008                 18.75%

On or after August 11, 2008 but before November 11, 2008            12.50%

On or after November 11, 2008 but before February 11, 2009          6.25%

On or after February 11, 2009                                       0.00%

                                Schedule 10.10


--------------------------------------------------------------------------------
                                Interest Priority             Vesting Service
    Member                           Payment                  Catch Up Payment
--------------------------------------------------------------------------------
Sophocles Zoullas                  $76,027.71                   $631,770.03

--------------------------------------------------------------------------------
Alan Ginsberg                      $15,205.54                    $42,118.00
--------------------------------------------------------------------------------
Claude Thouret                      $4,054.81                    $33,694.40
--------------------------------------------------------------------------------
Edward James                        $4,054.81                    $33,694.40
--------------------------------------------------------------------------------
Sunil Damodar                       $2,027.41                        $0
--------------------------------------------------------------------------------
TOTAL                              $101,370.28                  $741,276.84
--------------------------------------------------------------------------------